UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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James River Group Holdings, Ltd.

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Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
September 21, 2021
Dear Shareholder:
You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of James River Group Holdings, Ltd. (the “Company”) to be held at 8:00 a.m. local time on Tuesday, October 26, 2021 at the Hamilton Princess & Beach Club located at 76 Pitts Bay Road, Pembroke HM 08 Bermuda.
We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of Annual General Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our year ended December 31, 2020. We encourage you to read our Annual Report. It includes information about our business as well as our consolidated audited financial statements.
Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual Meeting. Whether or not you plan to attend our Annual Meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “What options are available to me to vote my shares?” in the proxy statement for additional information. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting or to vote your shares owned of record by you in person for the matters acted upon at the Annual Meeting.
We look forward to seeing you at the Annual Meeting.
Sincerely,
Frank N. D’Orazio
Chief Executive Officer

Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on October 26, 2021

TIME AND DATE	8:00 a.m. local time on Tuesday, October 26, 2021
PLACE	At the Hamilton Princess & Beach Club located at 76 Pitts Bay Road, Pembroke HM 08 Bermuda
ITEMS OF BUSINESS
(1)
Election of two Class I directors to hold office until the 2024 annual general meeting of shareholders;

(2)
Re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2022 annual general meeting of shareholders and authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

(3)
A non-binding, advisory vote to approve the 2020 compensation of our named executive officers; and

(4)
Any other business that may properly come before the annual general meeting of shareholders and any adjournments or postponements thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on September 8, 2021.
PROXY VOTING	It is important that your shares be represented and voted at the annual general meeting of shareholders. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and are included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the annual general meeting of shareholders by following the instructions in the proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 26, 2021: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2020 Annual Report are available at https://materials.proxyvote.com/G5005R. These documents are first being mailed to shareholders on or about September 21, 2021.
By order of the Board of Directors,
Frank N. D’Orazio
Chief Executive Officer

JAMES RIVER GROUP HOLDINGS, LTD.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
PROXY STATEMENT
DATED September 21, 2021
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on October 26, 2021

We are providing these proxy materials to you in connection with our 2021 Annual General Meeting of Shareholders, which we refer to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at the Hamilton Princess & Beach Club located at 76 Pitts Bay Road, Pembroke HM 08 Bermuda on Tuesday, October 26, 2021, at 8:00 a.m. local time. This proxy statement and our 2020 Annual Report are being made available to our shareholders beginning on or about September 21, 2021. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
For information regarding voting your shares and other important information regarding the Annual Meeting, please see “Frequently Asked Questions” in this proxy statement.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
Our Board of Directors (the “Board of Directors” or “Board”) is currently comprised of ten directors, with nine directors serving in office and one vacancy. The vacancy was created by the resignation of Bryan Martin from the Board, effective March 3, 2020. Mr. Martin is an executive officer of D.E. Shaw & Co. L.P., an affiliate of our former largest shareholder. Christopher L. Harris, a director whose term expires at the Annual Meeting, decided not to stand for re-election, thereby creating an additional vacancy upon the expiration of his term. Our Third Amended and Restated Bye-laws provide that the size of our Board shall be established by the Board. The Board has nominated one director to fill the vacancy created by Mr. Martin, and, as further described below, the Nominating and Corporate Governance Committee of the Board is continuing to identify and evaluate potential additional Board members to fill the vacancy that will be created by Mr. Harris.
Our bye-laws provide for a classified Board of Directors, with members of each class serving staggered three-year terms. We have two directors in Class I whose terms end at our 2021 annual general meeting of shareholders, only one of whom is standing for re-election, four directors in Class II whose term ends at our 2022 annual general meeting of shareholders and three directors in Class III whose term ends at our 2023 annual general meeting of shareholders. At each annual meeting, successors to the class of directors whose terms expire at that annual general meeting of shareholders will be elected for a term of three years.
Nominees for Election as Class I Directors for a Three-Year Term Continuing Until the 2024 Annual General Meeting of Shareholders
The nominees for election as Class I directors were recommended to our Board of Directors and approved for nomination by each member of the Nominating and Corporate Governance Committee of our Board. Unless otherwise specified in the accompanying proxy, the shares voted on the proxy will be cast for Patricia H. Roberts and Thomas L. Brown, each to hold office as a Class I director until the 2024 annual general meeting of shareholders. Each of the nominees has consented to being named as a nominee in this proxy statement. If, for any reason, either nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of directors or fill the vacancy at a later date. Our Board of Directors, however, has no reason to believe that either of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

The following table identifies the nominees for election as a Class I director at the Annual Meeting to hold office until the 2024 annual general meeting of shareholders or until his or her successor is duly elected and qualified and his or her age as of September 8, 2021.
Name	Age	Position
Patricia H. Roberts	66	Director
Thomas L. Brown	65	Director Nominee
Patricia H. Roberts has served on our Board of Directors since July 2019. She retired in 2012 from her dual position as President and Chairman of General Star Management Company and President and Chairman of Genesis Management and Insurance Services Corporation, two wholly-owned subsidiaries of General Reinsurance Corporation (“GenRe”). Ms. Roberts began working at GenRe in 1977 and held positions with increasing levels of responsibility. Ms. Roberts served on the Navigators Group Inc. (“Navigators”) board from 2014 until 2019 when Navigators was sold to Hartford Financial Services Group. Ms. Roberts holds a Bachelor of Science degree in Business Administration from George Mason University, and received her CPCU (Chartered Property Casualty Underwriter) designation in 1985.
We believe Ms. Roberts’s qualifications to serve on our Board of Directors include her management experience at GenRe, her knowledge of the insurance and reinsurance industry, her operational and strategic expertise and her experience as a public company board member.
Thomas L. Brown retired in 2019 as the Senior Vice President and Chief Financial Officer of RLI Corp (“RLI”), a specialty insurer serving diverse niche property, casualty and surety markets. He previously served as Vice President and Chief Financial Officer at RLI from 2011 to 2017. Prior to that, Mr. Brown was a partner at Pricewaterhouse Coopers LLP, where he served for ten years as its Central Region Financial Services Leader and led teams responsible for the banking, insurance, capital markets, real estate and investment management business sectors. Mr. Brown currently serves on the board of directors of the Chicago Shakespeare Theater and First Midwest Bancorp, Inc. In 2020, Mr. Brown joined the board of directors of Easter Seals DuPage & Fox Valley, and he previously served on the board of Easter Seals Central Illinois. From 2004 to 2017, Mr. Brown served on the board of trustees of Illinois Wesleyan University. Mr. Brown received a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1979. He is a certified public accountant.
We believe Mr. Brown’s qualifications to serve on our Board of Directors include his management experience at RLI, his knowledge of the property and casualty insurance industry, his financial and accounting expertise and his experience as a public company board member.
Members of our Board of Directors Whose Terms Do Not Expire at the Annual Meeting
The following table identifies the continuing members of our Board of Directors, their age as of the record date, the class each director serves in, and the positions each director presently holds with the Company.
Name	Age	Class	Position
J. Adam Abram	65	III	Non-Executive Chairman of the Board
Janet Cowell	53	II	Director
Frank N. D’Orazio	53	III	Chief Executive Officer and Director
Jerry R. Masters	63	II	Director
Michael T. Oakes	56	III	Director
Ollie L. Sherman, Jr.	70	II	Director
Sundar Srinivasan	48	II	Director
The following biographical information is furnished as to each continuing director:
J. Adam Abram has served as Non-Executive Chairman of the Board since November 2020. He previously served as Chief Executive Officer and Executive Chairman of the Board from August 2019 through November 2020 and from September 2014 through December 2017. Mr. Abram was

Non-Executive Chairman of the Board from January 2018 to August 2019 and from October 2012 through September 2014. Mr. Abram was a founder of James River Group, Inc., our principal subsidiary, and he served as the Executive Chairman, President and Chief Executive Officer of James River Group, Inc. from its inception in 2002 through 2007 and from March 2008 until October 2012. From 2002 through 2007, and from March 2008 until October 2012, Mr. Abram also periodically served in different roles at various operating units. Mr. Abram served as lead independent director of the Yadkin Financial Corporation (“Yadkin”), a bank holding company, from July 2014 until its acquisition by F. N. B. Corporation in March 2017 and, prior to that, as the Chairman of the Board of VantageSouth Bancshares, Inc., a bank holding company, and its subsidiary bank, VantageSouth Bank, from November 2011 until its acquisition by Yadkin in July 2014. He also served as Chairman of Piedmont Community Bank Holdings, Inc., a bank holding company, from the time he co-founded it in 2009 until it was also acquired by Yadkin in July 2014. Mr. Abram received his B.A. from Harvard University.
We believe Mr. Abram’s qualifications to serve on our Board of Directors include his extensive experience as an executive officer and director in the insurance industry, experience as a founder of several financial services and other companies and his detailed knowledge of the Company gained from his service as Chairman of the Board and former Chief Executive Officer of the Company.
Janet Cowell has served on our Board of Directors since May 2016. Ms. Cowell serves as the President and Chief Executive Officer of Dix Park Conservancy in Raleigh, North Carolina. Ms. Cowell served as Treasurer of the State of North Carolina from 2009 through 2016 and Chief Executive Officer of Girls Who Invest from 2018 through 2020. Before that, Ms. Cowell served as a member of the North Carolina State Senate from 2004 to 2008. Prior to that, she served as a member of the Raleigh City Council from 2001 to 2004, and before that she worked as a business consultant with Sibson & Co. and a securities analyst with HSBC Bank and Lehman Brothers. Ms. Cowell has served as a director of ChannelAdvisor Corporation, an e-commerce cloud platform company, since 2016. Ms. Cowell has served as the independent chair of IFM’s Global Infrastructure Fund Investor Advisor Committee since January 2019. Ms. Cowell received a B.A. from the University of Pennsylvania, an M.B.A. from the Wharton School of Business and an M.A. from the Lauder Institute. Ms. Cowell is also a level 1 CFA. Ms. Cowell has advised the Board that she does not intend to seek re-election as a Class II director at the Company’s 2022 annual general meeting of shareholders and intends to continue to serve as a director until the end of her current term.
We believe that Ms. Cowell’s qualifications to serve on our Board of Directors include her financial knowledge and significant investment and management experience.
Frank N. D’Orazio has served as our Chief Executive Officer and a director since November 2020. Mr. D’Orazio formerly served as Corporate Chief Operating Officer and Chief of Staff of Allied World Assurance Company Holding, Ltd. (“Allied World”), a global provider of property, casualty and specialty insurance and reinsurance, from March 2019 through January 2020. Prior to that, Mr. D’Orazio served as President, Underwriting and Global Risk of Allied World from December 2014 through February 2019. From September 2009 to December 2014, Mr. D’Orazio served as the President — Bermuda and International Insurance of Allied World Ltd. From June 2003, when Mr. D’Orazio joined Allied World, through September 2009, Mr. D’Orazio held leadership roles with increasing responsibility in the company’s general casualty business and in underwriting. Before joining Allied World, Mr. D’Orazio worked for the retail insurance market arm of Munich-American Re-Insurance from August 1994 to May 2003, where he held a succession of underwriting and management positions. Prior to that Mr. D’Orazio held various underwriting positions in the excess casualty division of the Chubb Group of Insurance Companies from June 1990 to July 1994. Mr. D’Orazio received a B.A. from Fairfield University.
We believe that Mr. D’Orazio’s qualifications to serve on our Board of Directors include his extensive experience as an executive officer in the insurance industry and significant insurance and underwriting knowledge.
Jerry R. Masters has served on our Board of Directors since December 2014. Mr. Masters is currently a private investor. From 1991 to 2000, Mr. Masters held various executive positions within the financial organization at Microsoft Corporation, last serving as Senior Director, a role in which he was responsible for external and internal financial reporting, budgeting and forecasting. From 1980 to 1991, Mr. Masters was a CPA with Deloitte & Touche LLP, where he was a firm-designated insurance specialist. From 2005 until 2014, Mr. Masters served on the board of directors of TransMontaigne Partners LP, a publicly traded oil pipeline and terminal company, as chairman of the Audit and Compensation Committees. Mr. Masters is also chairman of the board of directors of Sandhills State Bank. Mr. Masters majored in Accounting and holds a B.S. in business administration from the University of Nebraska.
We believe Mr. Masters’ qualifications to serve on our Board of Directors include his financial and accounting knowledge and extensive financial management experience and executive management experience, including overseeing external and internal financial reporting at a large corporation.
Michael T. Oakes has served on our Board of Directors since December 2007. Mr. Oakes has served as the President of Conifer Group, Inc., a consulting company, since February 2011. Prior to this, Mr. Oakes served as Executive Vice President of the Company from June 2010 until his retirement in January 2011. From December 2007 through June 2010, Mr. Oakes served as our Chief Financial Officer, and from March 2008 through June 2010, he served as our Chief Executive Officer. From 2004 through 2007, he served as Chief Financial Officer of James River Group and from 1998 until 2004, Mr. Oakes was a Managing Director in the Insurance Investment Banking Group at Keefe, Bruyette & Woods, Inc., an investment banking firm based in New York. Mr. Oakes received a B.S. in business administration with a concentration in accounting from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.
We believe Mr. Oakes’s qualifications to serve on our Board of Directors include his broad range of management and investment banking experience, with a focus on financial institutions and insurance companies, as well as his background in accounting and investment banking.
Ollie L. Sherman, Jr. has served on our Board of Directors since May 2016. Mr. Sherman retired as a Managing Principal with Towers Watson in 2010. At Towers Watson, Mr. Sherman functioned as a consulting actuary and practice manager for the company’s property and casualty division for over 25 years. Prior to joining Towers Watson, Mr. Sherman was employed by the Travelers Insurance Company for ten years where he had overall responsibility for countrywide workers’ compensation pricing. Mr. Sherman graduated from the University of Virginia with a B.S. in applied mathematics, and he is a Fellow of the Casualty Actuarial Society.
We believe that Mr. Sherman’s qualifications to serve on our Board of Directors include his extensive experience as a consulting actuary in property and casualty insurance.
Sundar Srinivasan has served on our Board of Directors since November 2018, and previously served on our Board from 2007 to 2012. Since 2016, Mr. Srinivasan has served as the Chief Executive Officer of Emerald Lake Safety, a pharmaceutical research company which he founded. Mr. Srinivasan also served from 2013 to 2016 as the managing partner of Brookline Advisors LLC, an investment advisory firm advising major institutional investors. From 2003 to 2012, Mr. Srinivasan served as a portfolio manager at Elliott Associates, a multi-strategy investment fund, and prior to that, as a Vice President of Investment Banking at Morgan Stanley, where he specialized in financial institutions. Mr. Srinivasan also previously served as a management consultant at Oliver Wyman. From 2008 to 2009, Mr. Srinivasan served as Chairman of the Board of the general partner of Blue Knight Energy Partners (formerly known as Semgroup Energy Partners, L.P.), a company providing support services for companies engaged in the production, distribution and marketing of crude oil and asphalt product. From 2004 to 2005, Mr. Srinivasan served as Chairman of the Board of Dice, Inc., a company engaged in online technology recruiting and career development. From 2005 to 2008, he was also the Chairman of the Board of Answer Financial, a large personal lines insurance agency.
We believe that Mr. Srinivasan’s qualifications to serve on our Board of Directors include his extensive investment management and investment banking experience and knowledge of financial institutions and of the Company based upon his prior service on our Board.
There are no family relationships among any of our directors or executive officers.
Director Independence
Our Board has reviewed the independence of our directors and nominees using the NASDAQ Stock Market independence standards. Based on this review, we have determined that Messrs. Brown, Harris, Masters, Oakes, Sherman, and Srinivasan and Ms. Cowell and Ms. Roberts are independent.

Board Structure
Mr. Abram has served as our Non-Executive Chairman since November 2020. He previously served as Chairman and Chief Executive Officer from August 2019 to November 2020 and also served in such roles from 2014 through 2017. Mr. Abram served as our Non-Executive Chairman of the Board from the time of his initial retirement in January 2018 through July 2019. The Board believes that Mr. Abram’s continued service as Chairman is appropriate because of his familiarity with the Company’s business and strategy and significant experience in the property and casualty insurance industry, based upon being the founder of the Company and other companies in the industry.
Our independent directors bring experience and expertise from outside the Company and the property and casualty insurance industry, but our Board believes that Mr. Abram, based on his vast experience and knowledge of the Company, remains in the best position to identify areas of focus for the Board and to set the Board’s agenda.
Mr. Masters is our lead independent director. In such capacity, he leads executive sessions of the Board of Directors and communicates with our Chief Executive Officer between meetings to discuss strategy and other matters that may require the attention of the Board of Directors.
Risk Oversight
The Company’s management, including and under the supervision of our Chief Executive Officer, has the primary responsibility for managing risks of the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the risks associated with the Company’s investment portfolio to the Investment Committee and of the risks associated with the Company’s compensation policies and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s financial risks, financial controls, internal audit and potential conflicts of interest and receives regular internal audit updates from our Chief Financial Officer and head of internal audit. Finally, our Board of Directors reviews strategic and operational risk in the context of reports from our senior management team, receives reports regarding activities of our Board committees at each regular meeting, and evaluates the risks inherent in significant transactions.
Our Board and its Committees
Our bye-laws prohibit meetings via telephone or video conferences with a director participant in the United States. This restriction proved difficult for us in 2020, as a result of the novel coronavirus pandemic (“COVID-19”). As a result of COVID-19, each of the Board and its committees were only able to hold one in-person meeting during 2020, which took place in February. To compensate for this difficulty, our Board and its committees met informally by telephone or video conference on a regular basis during 2020, with actions requiring approval taken by written consent after extensive discussion in the informal sessions.
During 2020, our Board of Directors met in-person one time, and informally by video and teleconference four times. Each of our directors attended the meeting of the Board and committees that such director served on at our February meeting. Additionally, including the February meeting of the Board and its committees, our directors attended at least 75% of the aggregate number of in-person, video and teleconference informal meetings of our Board of Directors and committees that he or she served on during 2020.
Our Board of Directors has established four standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee. Each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee operates under its own written charter. The charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee comply with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market. Copies of the charters of our standing committees are available on our website at http://www.JRGH.net. The membership of each committee and the function of each of the committees are described below.

Audit Committee
Our Audit Committee currently consists of Messrs. Masters (Chairman), Harris, Sherman and Ms. Cowell. During 2020, our Audit Committee met in-person one time, and met informally by video or teleconference three times. It is anticipated that Mr. Brown will join the Audit Committee if he is elected at the Annual Meeting.
Our Board has determined that all of the members of the Audit Committee are independent as defined under the rules of the Nasdaq Stock Market and the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Brown satisfies such independence requirements as well. Additionally, each of the members of our Audit Committee has been identified by our Board of Directors as an “audit committee financial expert” (“AC Financial Expert”) as that term is defined in Item 407(d)(5) of Regulation S-K. Mr. Masters acquired the skills necessary to qualify as an AC Financial Expert through his experience as a Senior Director at Microsoft Corporation, where he was responsible for external and internal financial reporting, his accounting and auditing experience while at Deloitte & Touche and his work with the American Institute of Certified Public Accountants’ Accounting Standards Executive Committee. Ms. Cowell acquired the skills necessary to qualify as an AC Financial Expert through her experience as the State Treasurer of North Carolina, where she oversaw the finances of the State as well as a significant number of local governments, including review and submission of their audited financial statements, and her M.B.A. from the Wharton School of Business and status as a level 1 CFA. Mr. Harris acquired the skills necessary to qualify as an AC Financial Expert through his experience as Chief Executive Officer of Montpelier Re Holdings Ltd. supervising the principal financial officer and other senior financial personnel, his M.B.A. education and status as a CFA. Mr. Sherman acquired the skills necessary to qualify as an AC Financial Expert through his experience at Towers Watson as a consulting actuary and manager for the company’s property and casualty insurance practice, where his responsibilities included the review of property and casualty insurance financial data in connection with the issuance of actuarial opinions for use in connection with financial statements and other financial analysis. Our Board has also determined that Mr. Brown qualifies as an AC Financial Expert, based upon his prior experience as Chief Financial Officer of RLI, his accounting and auditing experience while at Pricewaterhouse Coopers LLP and status as a Certified Public Accountant.
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:
•
the integrity of our financial statements and our financial reporting process;

•
internal and external auditing and the independent registered public accounting firm’s qualifications and independence;

•
the performance of an internal audit function and our independent registered public accounting firm;

•
the integrity of our systems of internal accounting and financial controls; and

•
our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s insurance industry qualifications and expertise, assesses the firm’s quality of service, the firm’s sufficiency of resources, the quality, timeliness and practicality of communication and interaction with the firm, the adequacy of information provided on accounting issues, auditing issues and regulatory developments affecting the property and casualty insurance industry, the firm’s ability to meet deadlines and respond quickly, the firm’s timeliness and accuracy of all services presented to the Audit Committee for pre-approval and review, management’s feedback, the lead partner’s performance, the comprehensiveness of evaluations of our internal control structure, and the firm’s independence, candor, objectivity and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm. The Audit Committee had direct involvement in the selection of the new lead audit partner for 2020 in connection with the mandated rotation of such position.
The Audit Committee recognizes the importance of maintaining independence of the Company’s independent auditors, both in fact and in appearance. In 2020, the Audit Committee received and reviewed the written disclosures and the letter from our independent public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (“PCOAB”) regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the firm the firm’s independence from the Company and management. These discussions included, among other things, a review of the nature of, and fees paid to the firm for, non-audit services and the compatibility of such services with maintaining the firm’s independence.
The Audit Committee meets in executive session with the independent registered public accounting firm and the Company’s internal audit group at least quarterly.
The Audit Committee is responsible for approving all transactions with related persons. On an annual basis, the Audit Committee reviews and approves all director and executive officer related party transactions that the Company is a party to, and on a quarterly basis receives a summary of such transactions as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee. A further description of the Audit Committee’s role in reviewing related party transactions is set forth in this proxy statement under “Certain Relationships and Related Transactions.”
Compensation Committee
Our Compensation Committee currently consists of Messrs. Harris (Chairman) and Masters and Ms. Roberts. Additionally, Bryan Martin served as Chairman of the Compensation Committee prior to his resignation as a director effective March 3, 2020. During 2020, the Compensation Committee met in-person one time and met on an informal basis by telephone or video conference three times. A new chairman of the Compensation Committee will be appointed to replace Mr. Harris.
Our Board of Directors has determined that the current members of our Compensation Committee are independent under applicable rules and regulations of the NASDAQ Stock Market.
The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity-based compensation plans and executive benefit plans. In determining compensation recommendations to the Board of Directors, the Compensation Committee consults with our Chief Executive Officer. The Compensation Committee also administers the Company’s incentive plans.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Oakes (Chairman), Sherman, Srinivasan and Ms. Roberts. Additionally, Mr. Martin served on the Nominating and Corporate Governance Committee until he resigned as a director effective March 3, 2020, and Mr. Harris served on such Committee until July 23, 2020, when he resigned to focus on his duties as Chairman of the Compensation Committee and a member of the Audit Committee. During 2020, the Nominating and Corporate Governance Committee met once in-person, and met on an informal basis by telephone and video conference five times.
Our Board of Directors has determined that our current members of the Nominating and Corporate Governance Committee are independent under applicable rules and regulations of the NASDAQ Stock Market. Among other responsibilities, the Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends to the Board of Directors the director nominees for the next annual general meeting of shareholders and recommends to the Board of Directors individuals from time to time to fill vacancies on the Board of Directors. Additionally, during 2020, the Nominating and Corporate Governance Committee lead our efforts to identify and recruit our new chief executive officer.
The Nominating and Corporate Governance Committee determines the qualifications, qualities, skills and other expertise required to be a director and develops and recommends such criteria to the Board of Directors for its approval (the “Director Criteria”). In evaluating a candidate for director, the committee may consider, in addition to the Director Criteria and such other criteria as the committee considers appropriate under the circumstances, whether a candidate possesses the integrity, judgment, knowledge, experience, skills, expertise, and viewpoints that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. The committee may take into account the satisfaction of any independence requirements imposed by law or regulation and a candidate’s diversity. The committee has authority to retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms and may obtain advice and assistance from internal or external legal, accounting and other advisors as it deems necessary to fulfill its duties and responsibilities. In 2020, the committee retained an executive search firm to assist it in identifying candidates for the Company’s chief executive officer position, who would also be appointed as a director. The committee also retained a search firm to assist the committee in its board nominee search, and the search firm identified Mr. Brown as a potential nominee as a director. The search firm continues to provide assistance to the committee in its ongoing search for additional nominees.
The Nominating and Corporate Governance Committee may consider candidates recommended by any of the Company’s shareholders. In considering any such candidate, the committee may use the Director Criteria and such other criteria as the committee considers appropriate under the circumstance to evaluate any such candidate. For details on how shareholders may submit nominations for directors, see “Other Matters.”
Investment Committee
During 2020, our Investment Committee consisted of Messrs. Oakes (Chairman), Abram, Srinivasan, D’Orazio and Ms. Cowell. Mr. Martin served on the Investment Committee until the effective date of his resignation as a director on March 3, 2020. Additionally, Robert P. Myron served on the Investment Committee as a director until his resignation as a director on October 28, 2020, and continued to support the Investment Committee in his capacity as President and Chief Operating Officer of the Company until his retirement on July 31, 2021. During 2020, the Investment Committee met in-person one time and on an informal basis by teleconference or video conference three times. The Investment Committee oversees the implementation of our overall investment policy.
Annual Evaluations
On an annual basis each of the members of the Board and each of our committees completes a self-assessment questionnaire to determine whether the Board and each committee is functioning effectively. The questionnaires invite written comments on all aspects of the Board and each committee’s process, and are completed on an anonymous basis to encourage candor. The results are then summarized and reviewed at a subsequent Board meeting.
2020 Director Election
At the annual general meeting held in 2020, one of our directors, Michael Oakes, received a greater number of withhold votes than “For” votes. After careful consideration of the skills and qualities Mr. Oakes brings to the Board, the Board unanimously determined that the continued service of Mr. Oakes as a director of the Company remains beneficial to the Company. The Board’s determination was based upon its belief that Mr. Oakes brings leadership, strategic thinking and knowledge of the industry, the operations of the Company and the competitive position of the Company, and his leadership as Chairman of the Nominating and Corporate Governance Committee and Investment Committee of the Board.

Compensation Committee Insider Participation
During 2020, our Compensation Committee consisted of Messrs. Harris (Chairman) and Masters, Ms. Roberts and, prior to his resignation as a director of the Company effective March 3, 2020, Bryan Martin. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Mr. Martin is an executive officer of D. E. Shaw & Co., L.P., an affiliate of our former largest shareholders (the “D. E. Shaw Affiliates”). For a description of related party transactions that we are party to with different affiliates of the D. E. Shaw Affiliates, please see “Certain Relationships and Related Transactions — Related Party Transactions.”
Attendance at Annual General Meetings of Shareholders
We encourage each member of our Board of Directors to attend the annual general meeting of shareholders. During 2020, only one of our directors was able to attend our annual general meeting due to COVID-19 travel and other restrictions. We are unable to hold our annual general meeting by videoconference due to restrictions in our bye-laws regarding participation by shareholders from the United States.
Communications with our Board of Directors
Any shareholder that desires to communicate directly with our Board of Directors, or any committee thereof, or one or more individual directors may do so by addressing the communication to our Secretary at James River Group Holdings, Ltd., Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda or InvestorRelations@jrgh.net, in either case with a request to forward the communication to the intended recipient. The outside of the envelope or subject line of the email, as applicable, should be clearly marked “Director Communication.” All such correspondence will be forwarded to the relevant director or group of directors, except for items unrelated to the functions of the Board, including business solicitations or advertisements.
Code of Conduct
We have a Code of Conduct (the “Code of Conduct”) applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and the NASDAQ Stock Market. This code is designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of avoiding actual or apparent conflicts of interest between personal and professional responsibilities to the Company;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us, as well as communications with insurance and other regulators;

•
compliance with applicable governmental laws, rules and regulations;

•
prompt reporting of violations of the Code of Conduct to the Chairman of our Audit Committee; and

•
accountability for adherence to the Code of Conduct.

Our Code of Conduct is available on the Investor Relations portion of our website.
Prohibition on Hedging
Our insider trading policy prohibits our directors, officers and employees from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales, utilizing a margin account with respect to buying or selling our securities, or trading in exchange-traded options or other derivative securities.

Investor Engagement and Feedback
We are committed to effective corporate governance that is informed by our shareholders, promotes the long-term interests of our shareholders, and strengthens Board and Management accountability. We have a robust shareholder outreach program which involves members of the Board of Directors, executive management and Investor Relations.
Types of Engagement and Topics Covered
We engage with our shareholders through different methods. These include, among others, earnings conference calls, investor conferences, individual and group investor conference calls and conference participation, outreach, and calls/meetings with investor corporate governance departments. Topics covered through our different forms of engagement include, among others:
•
strategic and financial goals and performance, business initiatives,

•
executive compensation,

•
regulatory and rating agency considerations,

•
leadership structure,

•
Board composition, including qualification, skills, background of Board members, and

•
Board structure, including its classified structure and super majority voting requirements.

Our 2020-2021 shareholder outreach initiative included communication with over 200 existing and potential shareholders. Additionally, shareholders and other interested parties may communicate with members of the Board of Directors, executive management and Investor Relations through InvestorRelations@jrgh.net.
Shareholder Outreach
We regularly engage in discussions on corporate governance matters with shareholders as part of our previously mentioned robust shareholder outreach program. In particular, prior to our 2020 annual general meeting of shareholders, we reached out to shareholders representing approximately 60 percent of our outstanding shares largely regarding our Board members nominated for re-election at such meeting. Shareholders representing approximately 55 percent of our outstanding shares either met with us or indicated that a meeting would not be necessary. At our 2019 annual general meeting, director Jerry R. Masters received support from shareholders representing approximately 49 percent of the shares cast for Mr. Masters’ re-election. While the Board was encouraged that Mr. Masters was re-elected, it recognized that there was room for improvement in support. As a result, we proactively sought to understand our shareholders’ preferences and address any significant areas of concern through improvements to our disclosure and shareholder engagement.
Our dialogue with shareholders immediately prior to our 2020 annual general meeting was focused upon Board composition, including the re-election of three directors then serving on our Board: J. Adam Abram, Michael T. Oakes and Robert P. Myron (Mr. Myron has since retired from the Board and the Company). The feedback that we received from those conversations with shareholders indicated that a majority of them understood that the presence of these directors on the Board was appropriate given their intimate knowledge of the industry, and their roles in founding, managing and growing our entrepreneurial company. For Mr. Abram and Mr. Oakes, their experience selling property and casualty companies at considerable premiums to shareholders’ equity was an additional attribute identified.
Regarding the re-election of three directors then serving on our Board, each was a current or former executive of the Company with deep knowledge of the strategies, systems and personnel at the Company that drive the Company’s continued success in achieving its strategic goals. Each of Messrs. Abram, Myron and Oakes was re-elected to the Board with the support from shareholders representing approximately 62 percent, 61 percent and 45 percent of the shares cast for their re-election, respectively.

At our 2020 annual general meeting, Mr. Oakes received a greater number of withhold votes than “For” votes. After careful consideration of the skills and qualities Mr. Oakes brings to the Board, the Board unanimously determined that Mr. Oakes’s continued service as a director of the Company remains beneficial to the Company. The Board’s determination was based upon its belief that Mr. Oakes brings leadership, strategic thinking and knowledge of the industry, the operations of the Company and the competitive position of the Company, and his leadership as Chairman of the Nominating and Corporate Governance Committee and Investment Committee of the Board.
As part of our dialogue with shareholders, both immediately prior to our 2020 annual general meeting and otherwise, we also regularly discuss topics of interest to investors including our board refreshment, board structure, leadership structure and executive compensation. We have continued to demonstrate our commitment to adding independent directors to the Board through the nomination of Thomas L. Brown as part of the Annual Meeting and expect to add additional independent directors to our Board in the future. As previously mentioned, our Board has also determined that Mr. Brown qualifies as an AC Financial Expert, based upon his prior experience as Chief Financial Officer of RLI, his accounting and auditing experience while at Pricewaterhouse Coopers LLP and status as a Certified Public Accountant. We are also committed to maintaining a Board representative of racial, ethnic and gender diversity. We believe our Board structure (including its classified board structure and super majority voting requirements to amend the company’s governing documents) is appropriate for a small/mid capitalization, nimble entrepreneurial company that is experiencing strong growth. In our dialogue with shareholders, we have found that many understand that our governance provisions can add stability and are not uncommon in our sector. Some shareholders have also said that they would like to see the Board continue to evolve its governance structure over time. We do not maintain these provisions lightly and are committed to continue listening to our shareholders on this topic and assessing the value of these structures — as well as other corporate governance topics cited — on an annual basis.
Board Refreshment
During the last three years, the Company has made significant changes to its Board, bringing on three new independent directors with significant insurance and investment industry experience and expertise and experience on public and private company boards of directors. During the same period, two members of the Board affiliated with our former largest shareholder (affiliates of D. E. Shaw & Co. L.P., which owned approximately 49% of our outstanding shares following our 2014 initial public offering) departed from the Board, and an executive officer also resigned from the Board. In particular, the addition of recent Board members, including Patricia Roberts, greatly increased the level of property and casualty insurance expertise on our Board (which will be further enhanced upon the election of Thomas L. Brown to our Board). In the wake of its refreshment, the Board reconstituted its Committees, designating new Chairs of the Compensation Committee (Christopher Harris) and Nominating and Corporate Governance Committee (Mr. Oakes), and a new Lead Independent Director (Jerry Masters). During 2020, Mr. Oakes, in his capacity as Chairman of the Nominating and Corporate Governance Committee, was particularly valuable to the Company, as the Nominating and Corporate Governance Committee was responsible for the search for our new Chief Executive Officer.
We are continuing our Board refreshment by nominating one new director, Mr. Brown, for election, who will fill the existing vacancy on our Board. A second vacancy will be created as a result of Mr. Harris’s decision not to stand for re-election as a director. The Nominating and Corporate Governance Committee is continuing to identify and evaluate potential additional Board members to fill the second vacancy created by the departure of Mr. Harris. Mr. Brown meets the standard for “independent” in accordance with the applicable director independence rules of NASDAQ and Institutional Shareholder Services currently in effect, as will any potential additional Board member who may be appointed as a director by the Board to fill the vacancy created by Mr. Harris.
Compensation of Directors
Our non-employee directors receive annual cash compensation in the amount of $125,000 per year, payable in four equal installments at the beginning of each quarter, and a restricted stock units (“RSUs”) award with a fair market value of $50,000 per year. The cash compensation and the fair value of the RSU grant were increased effective January 1, 2018 from $75,000 and $25,000 per year, respectively, which were the amounts that we began paying our non-employee directors immediately following our 2014 initial public offering. The awards of RSUs are made from the Non-Employee Director Plan customarily in February of each year, and vest in full on the first anniversary of the date of the grant. Our Board of Directors, at the recommendation of the Compensation Committee, approved the increased compensation. The Compensation Committee, at the recommendation of Messrs. Abram and Myron (who were serving as our Chief Executive Officer and President and Chief Operating Officer, respectively, at the time of such recommendation), approved the increase in the amount of non-employee director compensation in consideration of the burden associated with required travel to Bermuda by our non-employee directors for our Board and committee meetings multiple times a year, as well as their belief that the increased amount of compensation would be more likely to attract additional directors in the future, should the Board deem any such additions appropriate.
In addition to the aforementioned compensation, the Chairman of our Audit Committee is paid additional cash compensation in the amount of $25,000 per year for service in such capacity. No other committee chairman or committee member receives additional compensation for such service.
Additionally, the Board, at the recommendation of our Compensation Committee, approved compensation to be paid to Mr. Abram for service as our Non-Executive Chairman, effective November 1, 2020 (the date of his retirement as our Chief Executive Officer), in the amount of $18,750 per month in cash, payable monthly. The determination was made to pay additional compensation to our Chairman based upon the fact that, effective with Mr. Abram’s retirement, he would no longer receive compensation for serving as our Chairman pursuant to his employment agreement, under which he was compensated for serving as both the Chairman and Chief Executive Officer.
In accordance with instructions from the D. E. Shaw group and Mr. Martin, our former director, the cash portion of Mr. Martin’s director compensation was paid to entities within the D. E. Shaw group, with whom Mr. Martin was affiliated.
The following table sets forth information concerning compensation earned by our non-employee directors during the year ended December 31, 2020, with the exception of J. Adam Abram, whose compensation for service as our Non-Executive Chairman is included in the Summary Compensation Tables included in this proxy statement.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
	($)	($)	($)	($)
Janet Cowell	$125,000	$49,995	$1,426	$176,421
Christopher L. Harris	$125,000	$49,995	$1,426	$176,421
Bryan Martin(3)	$31,250	—	$1,426	$32,676
Jerry R. Masters	$150,000	$49,995	$1,426	$201,421
Michael T. Oakes	$125,000	$49,995	$1,426	$176,421
Patricia H. Roberts	$125,000	$49,995	—	$174,995
Ollie L. Sherman, Jr.	$125,000	$49,995	$1,426	$176,421
Sundar Srinivasan	$125,000	$49,995	$1,426	$176,421

(1)
Represents the grant date fair value of restricted share units awarded under the 2014 Non-Employee Director Incentive Plan (the “2014 Director Plan”), calculated in accordance with FASB ASC Topic 718.

(2)
Represents dividends paid to directors that had accrued on unvested restricted share units and were paid at the time awards vested.

(3)
Mr. Martin was not granted an equity award in 2020, in light of his pending resignation as a director.

EXECUTIVE OFFICERS
The following table identifies each of our executive officers and their age as of the record date:
Name	Age	Position
Frank N. D’Orazio	53	Chief Executive Officer
Sarah C. Doran	47	Chief Financial Officer
Richard Schmitzer	65	President and Chief Executive Officer of the Excess and Surplus Lines segment
Terence McCafferty	58	President and Chief Executive Officer of the Specialty Admitted Insurance segment
Daniel Heinlein	36	President and Chief Executive Officer of the Casualty Reinsurance segment
The following biographical information is furnished regarding each of our executive officers, excluding Mr. D’Orazio, whose biographical information is included in the section “Board of Directors and Corporate Governance.”
Sarah C. Doran has served as the Company’s Chief Financial Officer since January 2017. Ms. Doran also serves as a Director of our U.K. holding company and a director and officer of most of our domestic subsidiaries. Before joining the Company, Ms. Doran served as Senior Vice President, Strategy, Investor Relations and Treasurer of Allied World Assurance Company Holdings, AG, an international provider of property, casualty and specialty insurance and reinsurance, since April 2013. Prior to that, Ms. Doran worked as an investment banker in the Financial Institutions Group of Barclays and Lehman Brothers. Ms. Doran received an M.B.A. from the University of Chicago and a B.A. in Government from the University of Notre Dame.
Richard Schmitzer has served as the President and Chief Executive Officer and a director of James River Insurance Company and our other subsidiaries in our Excess and Surplus Lines segment since March 2010. He joined James River Insurance Company in July 2009 as Senior Vice President and Chief Underwriting Officer. Prior to that, Mr. Schmitzer served nineteen years at Scottsdale Insurance Company, a subsidiary of Nationwide Mutual, where he served in a variety of underwriting and underwriting management roles, most recently as Vice President of Brokerage, Professional Liability and Programs. Mr. Schmitzer received his B.S. in business administration from Central Michigan University.
Terence McCafferty has served as President and Chief Executive Officer and a director of Falls Lake National Insurance Company and our other subsidiaries in our Specialty Admitted Insurance segment since joining the Falls Lake Insurance group in October 2018. Prior to that, he served from 2015 to 2018 as Head of Group Captives and Alternative Risk at Zurich Insurance Group. From 2006 to 2015, he served as Chief Operating Officer at Zurich Programs and Direct Markets. From 2000 to 2006, he held multiple Vice President positions at Farmers Insurance Group, a property and casualty insurance company, including in Finance Operations, Corporate Planning and property and casualty insurance operations. He served as Assistant Vice President at Zurich Personal Insurance, Recreational Products, from 1998 to 2000. Mr. McCafferty began his career as an auditor at Ernst & Young. He has also worked at Great American Insurance in Internal Audit, Financial Reporting and Product Management. Mr. McCafferty received his M.B.A. in Finance from Xavier University and B.A. in Finance and Accounting from Miami University.
Daniel Heinlein has served as the President and Chief Executive Officer and a director of JRG Reinsurance Company Ltd. (“JRG Re”), the Company’s subsidiary engaged in third-party casualty reinsurance business, since April 2018. He most recently held the position of Vice President of Underwriting for JRG Re, and served in positions with increasing responsibility at JRG Re from the time he joined the company in 2012. Prior to that, Mr. Heinlein served as Assistant Vice President at Willis Re Inc., a risk management consulting company. Mr. Heinlein is a graduate of Appalachian State University with a B.S. in Business Administration with majors in Finance and Banking and Risk Management and Insurance.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The purpose of this Compensation Discussion and Analysis is to provide information about the Company’s compensation philosophy, objectives and other relevant policies with respect to the compensation of our executive officers who are named in the Summary Compensation Table below (our “named executive officers”), and the material factors relevant to an analysis of these policies and decisions. The named executive officers for 2020 are:
•
Frank N. D’Orazio, who became our Chief Executive Officer on November 2, 2020;

•
J. Adam Abram, who served as our Chief Executive Officer until November 1, 2020, and continues to serve as our Non-Executive Chairman;

•
Robert P. Myron, who served as our President and Chief Operating Officer until July 31, 2021;

•
Sarah C. Doran, our Chief Financial Officer;

•
Richard Schmitzer, the President and Chief Executive Officer of James River Insurance Company and our other subsidiaries engaging in our excess and surplus lines insurance business;

•
Terence McCafferty, the President and Chief Executive Officer of Falls Lake National Insurance Company and our other subsidiaries engaging in our specialty admitted insurance business; and

•
Daniel Heinlein, the President and Chief Executive Officer of JRG Re, our subsidiary engaging in our third-party casualty reinsurance business.

Compensation Philosophy and Objectives
In designing our executive compensation program, we seek to achieve three principal objectives. First, to be fair and reasonable and competitive with our peers in the specialty insurance and reinsurance business, so that we may attract, motivate and retain talented executive officers. Second, to create an alignment of interests between our executive officers and shareholders. As a result, a portion of each executive officer’s compensation consists of one or more equity awards. If the price of our common shares increases over time, our executive officers and our shareholders will benefit together. Finally, we seek to reward performance that supports our principles of building long-term shareholder value overall, and to recognize individual performance that the Compensation Committee of the Board (which for purposes of this Executive Compensation discussion we refer to as the “Committee”) believes contributes to the success of our company.
The principal elements of our compensation program for our executive officers are base salary, a discretionary bonus and equity awards. Additionally, Mr. Schmitzer participates in a retention program that is generally unique to the excess and surplus lines business.
In determining how to best achieve our compensation objectives, the Committee maintains flexibility in order to react to changing conditions and circumstances. For example, in February 2020, the Committee took action to provide larger salary increases to Messrs. Myron and Schmitzer and Ms. Doran than it has historically given each year, in acknowledgement of such executive officers’ important contributions to the Company. The Committee also acted to approve the compensation to be paid to Mr. D’Orazio in his position as our new Chief Executive Officer, and to approve Mr. Abram’s compensation to assist with the transition of Chief Executive Officers (the “Transition Services”).
Role of Compensation Committee and our Executive Officers in Setting Executive Compensation
The Committee assists our Board with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Committee, among other responsibilities, makes recommendations to our Board regarding director and executive officer compensation and administers our equity compensation plans.

The Committee has not historically utilized benchmarking information to determine executive compensation levels to recommend to the Board, including in 2020. Instead, the Committee has generally relied upon the recommendations of our Chief Executive Officer in determining its recommendation to the Board for different elements of executive officer compensation, based on our Chief Executive Officer’s broad understanding of the compensation required to ensure we are achieving our compensation philosophy and objectives as outlined above. In determining bonus recommendations for 2020, Mr. D’Orazio, as our Chief Executive Officer, conferred with Mr. Abram and the Committee.
Weighting of Compensation Components
As a general guideline, we use a target allocation of one-third of an executive’s total compensation to base salary, one-third to bonus and one-third to equity awards. When determining the amount of each element of compensation, however, there may be differences due to multiple factors, including market conditions, individual and Company performance and our desire to attract and retain executive officers. For 2020, there were some departures from these target allocations for Mr. D’Orazio and Ms. Doran. Mr. D’Orazio received RSUs with a value of $3 million on the date he became our Chief Executive Officer, the amount of which was determined as part of the compensation package he agreed to when he was hired. Ms. Doran received an award of RSUs with a fair market value of $650,000 on October 28, 2020, which was made to reduce the differential between the equity award that Ms. Doran received at the time she joined the Company ($650,000) and the $3 million equity award that had been paid to the Company’s new chief executive officers in 2018 and 2020.
Internal Pay Equity
Differences in compensation levels paid to our executive officers generally reflect their differing levels of responsibility. Our Chief Executive Officer has consistently been paid the largest amount of compensation among our executive officers, reflecting reliance on the management and leadership skills of the Chief Executive Officer. The President and Chief Executive Officer of our Excess and Surplus Lines segment has generally earned more than his counterparts at the two other segments based upon the greater significance of his segment to the Company’s financial performance.
In 2020, the difference in pay between our new and former Chief Executive Officers and Chief Financial Officer, as compared to our other executive officers, was larger than usual due to certain compensation actions taken during the year. Mr. D’Orazio received RSUs with a fair market value of $3 million in connection with his joining the Company, which increased the difference in aggregate compensation amounts between our Chief Executive Officer and our other named executive officers as compared to prior years. Also, Mr. Abram’s aggregate compensation was elevated due to the $500,000 in compensation he received for the Transition Services. Ms. Doran’s compensation was also elevated as a result of the additional equity award she was given in October 2020.
Executive Compensation Components
Base Salary.   The Committee endeavors to set base salaries for executive officers at levels that enable the Company to attract and retain such officers and provide fair compensation, taking into account the level of responsibility of such officers. In February 2020, Mr. Abram, as our then Chief Executive Officer, and Mr. Myron, our then President and Chief Operating Officer, reviewed the salaries of our executive officers and made salary adjustment recommendations to the Committee based upon executive officer performance (Mr. Myron was not involved in making the recommendation for his own compensation, and instead, Mr. Abram made this determination on his own). Mr. Abram recommended to the Committee an increase in salary for Mr. Myron in light of his overall management of the Company, including acting as a resource for other executive officers and his lead on several significant matters at the Company. Messrs. Abram and Myron recommended a salary increase for Mr. Schmitzer in consideration of the growth of the Excess and Surplus Lines segment during his tenure as its President and Chief Executive Officer and his salary history over the course of the prior five years, and an increase for Ms. Doran based upon her development and oversight of the Company’s financial reporting and accounting teams, and her management of the Company’s credit facilities. Mr. Abram and Mr. Myron also recommended an increase of 3% in the base salaries of Messrs. McCafferty and Heinlein.

In February 2020, the Board, upon the recommendation of the Committee, approved increases to the annual base salary of each of Messrs. Schmitzer and Myron and Ms. Doran in the amounts of $100,000, $50,000 and $50,000, respectively, and a 3% increase in the base salary of each of Messrs. McCafferty and Heinlein. Each executive officer’s salary increase became effective March 1, 2020.
Mr. Abram did not receive an increase in his base salary in 2020, and Mr. D’Orazio’s base salary was determined as part of his initial compensation package.
Discretionary Bonuses.   Discretionary cash bonuses are a form of short-term incentive compensation that the Committee may recommend to the Board in its discretion. Bonuses are typically determined as a percentage of each named executive officer’s base salary, with the target being 100% of such amount. The Committee generally has relied on the recommendation of our Chief Executive Officer in determining bonus amounts for the other executive officers, and determines our Chief Executive Officer’s bonus itself, in each case for recommendation to the Board for approval. In 2021, Mr. D’Orazio, our Chief Executive Officer, conferred with Mr. Abram, our former Chief Executive Officer and current Non-Executive Chairman, and the Committee in determining his recommendations for the amounts of discretionary bonuses to be awarded to our named executive officers. Recommended bonus amounts are not determined on a formulaic basis, and no particular weight is assigned to any of the factors considered in arriving at the recommendation.
In arriving at the recommended amount of the discretionary bonus, Mr. D’Orazio, Mr. Abram and the Committee took into consideration, among other things, (i) the financial performance of the Company as a whole, including, where applicable, the performance of the commercial auto division, and, for each segment leader, the financial performance of their respective segment, (ii) individual performance, and (iii) maintaining a competitive level of compensation. In addition, Mr. D’Orazio, Mr. Abram and the Committee took into consideration the following factors for each executive:
•
For Mr. Myron, his assistance to Mr. D’Orazio in his transition to his role as Chief Executive Officer;

•
For Ms. Doran, her leadership in the continued improvement in the Company’s financial reporting function, as well as her strong relationship with the investment community;

•
For Mr. Schmitzer, the profitable growth in the core excess and surplus lines divisions;

•
For Mr. McCafferty, the profitability and growth in the Specialty Admitted Insurance segment, including the addition of new programs to the segment; and

•
For Mr. Heinlein, his leadership of the casualty reinsurance segment.

Following consideration of the above factors, among others, the Committee determined to recommend that the Board approve the bonuses for Messrs. Myron, Schmitzer, McCafferty and Heinlein, and Ms. Doran, in the amounts in the table set forth below, which the Board subsequently approved.
Additionally, prior to Mr. Abram’s retirement effective November 1, 2020, the Committee determined, and recommended to the board for approval, a discretionary bonus payable to Mr. Abram based upon the pro-rated portion of Mr. Abram’s target bonus (which was the amount of his base salary), with the pro-ration determined as the portion of 2020 that Mr. Abram served as our Chief Executive Officer. This amount was paid in November 2020.
Mr. D’Orazio’s 2020 bonus was negotiated as a part of his employment agreement.

The table below sets forth the amount of the named executive officer’s bonus and the percentage that it represented as compared to such officer’s 2020 salary.
Name	2020 Bonus	Bonus as a % of 2020 Salary
Frank N. D’Orazio	$200,000	(1)
J. Adam Abram	$708,333	100%
Robert P. Myron	$350,000	50%
Sarah C. Doran	$250,000	50%
Richard Schmitzer	$312,917	50%
Terence McCafferty	$288,281	75%
Daniel Heinlein	$169,950	50%

(1)
This amount is not relevant, as the amount of Mr. D’Orazio’s bonus was established in his employment agreement.

As employees of our parent holding company, the 2020 bonuses payable to Mr. Myron and Ms. Doran were paid in full on or before March 15, 2021. Pursuant to his employment agreement, Mr. D’Orazio’s bonus was also paid in full on or before March 15, 2021. The bonuses payable to Messrs. Schmitzer, McCafferty and Heinlein, as segment employees, were paid two-thirds on or before March 15, 2021, with the remainder to be paid on or before the one-year anniversary of such date, provided that they remain employed by the Company at the time bonuses are paid in the ordinary course.
Equity Awards.   Equity awards are made to our executive officers from the Company’s 2014 Long-Term Incentive Plan (the “2014 LTIP”). The equity awards are intended as long-term compensation to align the interests of our executive officers with our shareholders, in that an increase in the price of our common shares will benefit both our executive officers and shareholders. The equity awards are also designed to retain and motivate our executive officers, in that they typically vest in equal installments over a three-year period following the grant date.
2020 Equity Awards
In February 2020, based in large part upon the recommendation to the Committee by Mr. Abram, our Chief Executive Officer at the time, and Mr. Myron, our then President and Chief Operating Officer (except in the case of Mr. Myron’s compensation, where Mr. Abram made the applicable recommendations to the Committee), the Committee recommended the value of RSU awards to be granted to the executive officers at their respective target amounts (which is equivalent to each executive officer’s base salary), and the Board then granted final approval of such awards. The number of shares to be represented by RSUs is based upon the fair market value of our shares on the grant date (which is the closing price of our shares on the NASDAQ Stock Market on the date of Board approval). We have determined to make equity awards to our executive officers in the form of RSUs, as such awards allow our named executive officers to ultimately benefit along with our shareholders from dividends that are paid on our shares. We accrue dividends on outstanding RSUs, but such dividends are not paid until the vesting of the awards.
Mr. Abram’s equity award was made in August 2020, the anniversary of his reappointment as our Chief Executive Officer. Additionally, Mr. D’Orazio received an award of RSUs with a value of approximately $3 million, which amount was negotiated as part of his initial compensation package, and Ms. Doran received an additional award on October 28, 2020 with a value of approximately $650,000. The October 2020 award to Ms. Doran was made to reduce the differential between the equity award that Ms. Doran received at the time she joined the Company ($650,000) and the $3 million equity award that had been paid to the Company’s new chief executive officers in 2018 and 2020.

The grant date fair market value of all equity awards made to our named executive officers, and the number of common shares awarded based upon the fair market value of the common shares on the date of grant are as follows:
Name	2020 RSU FMV on Grant Date	Number of Shares Represented by RSU
Frank N. D’Orazio	$2,999,965	62,669
J. Adam Abram	$849,982	18,502
Robert P. Myron	$649,984	14,925
Sarah C. Doran	$1,099,950	22,753
Richard Schmitzer	$542,459	12,456
Terence McCafferty	$374,966	8,610
Daniel Heinlein	$329,978	7,577
With the exception of Mr. Abram’s award, each of the awards granted in 2020 is scheduled to vest in three equal annual installments commencing on the first anniversary of the date of grant. Mr. Abram’s award was subject to a one-year vesting period, which differed from the vesting period of our other executive officers to correspond with the remaining one-year term of his employment agreement at such time.
Mr. Abram’s August 2020 RSU award and the unvested portion of his August 2019 RSU award were forfeited in accordance with their terms at the time of his retirement. The unvested portions of Mr. Myron’s February 2019 and February 2020 RSU awards were forfeited in accordance with their terms at the time of his retirement.
2021 Equity Awards
In February 2021, Mr. D’Orazio conferred with Mr. Abram and the Committee in determining the recommended value of RSU awards to be made to our executive officers. Among other items, the parties considered the same performance factors identified in connection with the discretionary bonuses. The Committee recommended to the Board for approval, and the Board approved, the value of the RSU awards to the named executive officers.
The grant date fair market value of the RSU awards received by each named executive officer, and the number of common shares awarded based upon the fair market value of the common shares on the date of grant, are as follows:
Name	2021 RSU FMV on Grant Date	Number of Shares Represented by RSU
Frank N. D’Orazio	—	—
Robert P. Myron	$349,972	6,966
Sarah C. Doran	$249,994	4,976
Richard Schmitzer	$329,574	6,560
Terence McCafferty	$386,245	7,688
Daniel Heinlein	$169,912	3,382
The above equity awards vest in equal installments over a three-year period following the grant date.
In consideration of the award of RSUs that Mr. D’Orazio received in November 2020 upon joining the Company, he did not receive a new award in February 2021. Mr. Myron’s February 2021 RSU award was forfeited in accordance with its terms at the time of his retirement.
Welfare Benefits and Perquisites.   Our named executive officers are provided welfare benefits that are generally the same as our other employees, such as Company-paid life insurance, contributions to the Company’s 401(k) Plan, medical, dental and vision plan coverage and long and short-term disability insurance.

In addition to the above benefits, Mr. Heinlein and Ms. Doran are entitled to receive benefits based upon their required work for the Company in Bermuda, and Messrs. Abram and Myron were entitled to such benefits prior to their retirement. The Company implemented these benefits for its executive officers in 2008, when the Company formed its holding and reinsurance company in Bermuda. These benefits are:
•
payment of certain housing expenses in Bermuda for Mr. Heinlein and formerly Mr. Myron;

•
payment of travel costs for Messrs. D’Orazio and Heinlein, Ms. Doran, and formerly Messrs. Abram and Myron; and

•
tax equalization gross-up payments or other Bermuda tax payments (collectively, “Tax Equalization Payments”) to which any of Mr. Heinlein, Ms. Doran, and formerly Messrs. Abram and Myron, may be subject with respect to payments or benefits that such named executive officer receives under his or her employment agreement.

We make the above housing, travel and tax benefits available to the specified named executive officers employed by the Company or its Bermuda subsidiary based upon the unique challenges of performing work in the Bermuda market, including the cost of living and maintaining a residence, travel to and from the island and additional tax expenses primarily resulting from the housing and travel benefits. We believe that providing these benefits is common practice for other Bermuda based insurers, and is consistent with our goal to attract and retain talented executive officers.
The Company also paid for Mr. Myron’s family to occasionally travel to Bermuda. Any incremental costs to the Company associated with such travel was allocated to Mr. Myron. In addition, on one occasion during 2020 a family member accompanied an executive officer on business travel on a corporate chartered aircraft when there was a vacant seat available, and on another occasion during 2020 family members accompanied another executive officer on business travel and stayed in Company-paid accommodations, however, in each case there was no incremental cost to the Company.
Retention Program.   In addition to the other benefits paid to our named executive officers, Mr. Schmitzer receives an annual retention payment under the James River Management Company, Inc. Retention Program (the “Retention Program”). The Retention Program was adopted by James River Management Company, Inc. effective September 30, 2011, to help attract and retain key employees of our excess and surplus lines business. Under the Retention Program, the Chief Executive Officer of our U.S. holding company (who was Mr. Abram, until Mr. D’Orazio’s appointment as Chief Executive Officer of the U.S. holding company), or in the case of executive officers of the Company, our Board of Directors, upon recommendation of the Compensation Committee, selects the employees who participate in the Retention Program and determines the annual dollar amount to be credited to each participant’s account under the Retention Program. The dollar amount credited to a participant’s account under the Retention Program each year is paid to the participant in five equal annual installments, commencing as of the end of the second plan year beginning after the year in which the amount was credited to the participant’s account. Participants must be employed at the time of payment of an installment to be entitled to receive the payment, subject to certain exceptions described under “Potential Payments upon Termination or Change of Control”.
All amounts credited to a participant’s account remain unvested until paid and may be reduced, modified or terminated at the sole discretion of the Company. The Company may amend, modify or terminate the Retention Program at any time, including, without limitation, to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, so as not to trigger any unintended tax consequences prior to the distribution of benefits under the program. There are no vested rights to amounts under the Retention Program at any time prior to the payment of such amounts, and all amounts under the Retention Program are at all times discretionary obligations of the Company, which may be reduced or terminated by the Company at any time. Except as otherwise stated above, the Retention Program is administered by the board of directors of our U.S. holding company.
In 2017, we determined to cease making new dollar credits to accounts of participants under the Retention Program. All amounts previously credited to the accounts of participants will continue to be paid in accordance with the terms of the Retention Program.

Consistent with the Company’s intent to cease making new dollar credits to accounts under the Retention Program, no additional amounts were credited to Mr. Schmitzer’s account in 2020. Mr. Schmitzer received a payout under the terms of the Retention Plan of $136,500 in 2020 based on amounts credited to his account in prior years, and subject to no further modification by the Company of the Retention Program, Mr. Schmitzer’s last payment under the program will be in 2023.
Termination Benefits
Each of our executive officers is party to an employment agreement with us that provides for certain benefits if his or her employment is terminated under certain circumstances. This arrangement provides the named executive officers with a core level of assurance that their actions on behalf of the Company and its shareholders can proceed without the potential distraction of short-term issues that may affect the Company (e.g., a strategic transaction involving the Company) and helps ensure that our executive officers continue to act in the best interests of the Company. In addition, the agreements contain measures that protect the Company past the date of the executive officer’s termination, such as confidentiality, non-compete and non-solicitation requirements and the requirement that executive officers execute a general release in favor of the Company in order to receive benefits. Executive officers may also receive benefits with respect to unvested equity awards under our 2014 LTIP and in the case of Mr. Schmitzer, the Retention Program. The key terms of the separation arrangements are described below in “Potential Payments Upon Termination or Change in Control”.
Response to Say-on-Pay Results
In 2018, our shareholders selected, on an advisory basis, the option to hold an advisory vote on executive compensation every year, and after giving this vote consideration, our Board selected an annual frequency to hold the advisory vote on executive compensation. An advisory vote on executive compensation was held in 2020, and shareholders holding approximately 95% of our common shares that were voted on such proposal voted in favor of the compensation of our named executive officers as described in our 2020 proxy statement. We considered the result of this advisory vote and believe that it affirms shareholder approval of our approach to compensation of our executive officers. Therefore, we have continued our general approach to executive compensation.
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Form 10-K and in the definitive proxy statement for our 2021 annual general meeting of shareholders.
Compensation Committee
Christopher Harris (Chairman)
Jerry R. Masters
Patricia H. Roberts

Summary Compensation Table
The following table provides information regarding the compensation of our 2020 named executive officers:
Name and Principal Position	Year	Salary	Bonus(1)	Share Awards(2)	Option Awards	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)
Frank N. D’Orazio, Chief Executive Officer(4)	2020	$141,667	$200,000	$2,999,965	—	$113	$3,341,745
J. Adam Abram, Chairman and Chief Executive Officer(5)	2020	$708,333	$708,333	$849,982	—	$570,241	$2,836,889
	2019	$348,173	—	$999,940	—	$230,295	$1,578,408
Robert P. Myron, President and Chief Operating Officer(6)	2020	$691,667	$350,000	$649,984	—	$446,579	$2,138,230
	2019	$709,409	—	$749,982	—	$497,035	$1,956,426
	2018	$750,000	$750,000	$3,000,000	—	$432,900	$4,932,900
Sarah C. Doran, Chief Financial Officer	2020	$491,667	$250,000	$1,099,950	—	$67,342	$1,908,959
	2019	$450,000	$410,000	$449,981	—	$49,506	$1,359,487
	2018	$450,000	$450,000	—	—	$52,117	$952,117
Richard Schmitzer, President and Chief Executive Officer Excess and Surplus Lines segment	2020	$625,833	$312,917	$542,459	—	$185,678	$1,666,887
	2019	$537,903	—	$526,758	—	$210,958	$1,275,619
	2018	$524,197	$525,000	$511,489	—	$188,575	$1,749,261
Terence McCafferty, President and Chief Executive Officer Specialty Admitted Insurance segment	2020	$384,375	$288,281	$374,966	—	$27,071	$1,074,693
	2019	$375,000	$375,000	$219,984	—	$308,820	$1,278,804
	2018	$75,481	$175,000	$355,000	—	$24,807	$630,288
Daniel Heinlein, President and Chief Executive Officer, Casualty Reinsurance segment	2020	$338,250	$169,950	$329,978	—	$222,752	$1,060,930
	2019	$328,333	$255,000	$319,984	—	$232,218	$1,135,535
	2018	$295,045	$320,000	$163,500	—	$203,809	$982,354

(1)
The amount reported for Mr. D’Orazio is the 2020 bonus contemplated by his employment agreement. The amount reported for Mr. Abram is the 2020 pro-rated bonus determined prior to his retirement from the Company. For the 2020 fiscal year, the amount reported for Ms. Doran and Messrs. Myron, Schmitzer, McCafferty and Heinlein represents a discretionary annual bonus.

(2)
Represents the aggregate grant date fair value of RSUs awarded under the 2014 LTIP, and, in the case of Mr. Abram in 2019 only, this amount also includes the aggregate grant date fair value of RSUs awarded to him under the 2014 Director Plan as compensation for service as our Non-Executive Chairman, in each case computed in accordance with FASB ASC Topic 718. Mr. Abram received an award of RSUs with a grant date fair value of $849,960 in 2019 for service as our Chief Executive Officer, and an award of RSUs with a grant date fair value of $149,980 in 2019 as compensation for serving as our Non-Executive Chairman. All of Mr. Abram’s unvested RSUs, which included all of the RSUs granted to him in 2020, were forfeited upon his retirement in accordance with the terms of the award agreements.

(3)
See the immediately following table for a breakdown of the compensation included in the All Other Compensation column.

(4)
Mr. D’Orazio was appointed Chief Executive Officer commencing November 2, 2020.

(5)
Mr. Abram served as Chief Executive Officer and Chairman of the Company from August 5, 2019 until November 1, 2020, when he retired as Chief Executive Officer and became Non-Executive Chairman of the Company. Mr. Abram served as Non-Executive Chairman for all of 2018 and until August 5, 2019, when he was appointed Chief Executive Officer.

(6)
Mr. Myron retired as our President and Chief Operating Officer on July 31, 2021.

The following table provides a breakdown of the amounts set forth in the All Other Compensation column of the Summary Compensation Table:
Name	401(K) Plan Contribution	Transportation (a)	Housing (b)	Taxes (c)	Retention Award (d)	Accrued Dividends Paid Upon Vesting of RSU Awards	Other (e)	Total All Other Compensation
	($)	($)	($)	($)	($)	($)	($)	($)
Frank N. D’Orazio	—	—	—	—	—	—	$113	$113
J. Adam Abram	$17,100	—	—	—	—	$15,078	$538,063	$570,241
Robert P. Myron	$17,100	$5,725	$189,133	$141,355	—	$87,145	$6,121	$446,579
Sarah C. Doran	$17,100	—	—	—	—	$49,567	$675	$67,342
Richard Schmitzer	$17,100	—	—	—	$136,500	$31,403	$675	$185,678
Terence McCafferty	$17,100	—	—	—	—	$9,296	$675	$27,071
Daniel Heinlein	$17,100	$7,205	$133,309	$47,322	—	$8,020	$9,796	$222,752

(a)
For Messrs. Myron and Heinlein, the transportation benefit represents home leave and travel costs incurred for travel to Bermuda, as well as the cost of any occasional family travel to Bermuda paid for by the Company. On one occasion in 2020, a family member of Mr. Abram accompanied him on a corporate chartered aircraft when the aircraft was already going to a specific destination for a business purpose and there was a vacant seat available, and on another occasion in 2020, family members of Ms. Doran accompanied her on business travel and stayed in Company-paid accommodations. In each case, there was no incremental cost to the Company for this travel.

(b)
The housing benefit represents the cost of housing and utilities in Bermuda paid or reimbursed by the Company for Messrs. Myron and Heinlein. Mr. Myron’s family occasionally stayed in, and Mr. Heinlein’s family lives in, the housing paid for by the Company with such executives. There is no incremental cost allocated for family use of these homes.

(c)
The tax benefit represents Tax Equalization Payments made to each of Messrs. Myron and Heinlein.

(d)
Represents amount of retention award paid in 2020 pursuant to the James River Management Company, Inc. Leadership Recognition Program.

(e)
The amount shown for each named executive officer includes company-paid life insurance. The amount shown for Messrs. Myron and Heinlein also includes tax preparation services. The amount shown for Mr. Abram also includes (i) cash compensation he received for service as the Non-Executive Chairman of the Board for the period of November 1, 2020 through December 31, 2020 equal to $37,500, and (ii) compensation in the amount of $500,000, which he was awarded for rendering the Transition Services. The amount shown for Mr. Heinlein also includes club membership fees paid by the Company for the purpose of business entertainment.

Grants of Plan-Based Awards
The following table provides information regarding grants of equity awards to each of our named executive officers during 2020. All equity awards granted to our named executive officers in 2020 were in the form of RSUs and were made under our 2014 LTIP, as amended.
Name	Grant Date	Date of Committee Action (if Different from Grant Date)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Frank N. D’Orazio	11/2/2020	10/28/2020	62,669	$2,999,965
J. Adam Abram	8/5/2020	7/27/2020	18,502(2)	$849,982
Robert P. Myron	2/19/2020	—	14,925(3)	$649,984
Sarah C. Doran	2/19/2020	—	10,332	$449,959
	10/28/2020	—	12,421	$649,991
Richard Schmitzer	2/19/2020	—	12,456	$542,459
Terence McCafferty	2/19/2020	—	8,610	$374,966
Daniel Heinlein	2/19/2020	—	7,577	$329,978

(1)
The grant date fair value of the RSUs was calculated in accordance with FASB ASC Topic 718.

(2)
Mr. Abram’s unvested RSUs were forfeited in accordance with their terms upon his retirement.

(3)
Mr. Myron’s unvested RSUs were forfeited in accordance with their terms upon his retirement.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our named executive officers on December 31, 2020. Mr. Abram’s unvested RSUs were forfeited in accordance with their terms upon his retirement, and therefore he held no outstanding equity awards on December 31, 2020.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Frank N. D’Orazio	11/2/2020(2)	—	—	—	—	62,669	$3,080,181
J. Adam Abram	—	—	—	—	—	—	—
Robert P. Myron	1/1/2018(2)	—	—	—	—	24,994	$1,228,455
	2/20/2019(2)	—	—	—	—	11,885	$584,148
	2/19/2020(2)	—	—	—	—	14,925	$733,564
Sarah C. Doran	2/20/2019(2)	—	—	—	—	7,131	$350,489
	2/19/2020(2)	—	—	—	—	10,332	$507,818
	10/28/2020(2)	—	—	—	—	12,421	$610,492
Richard Schmitzer	2/16/2016(3)	43,427	—	$32.07	2/15/2023	—	—
	2/21/2018(2)					4,294	$211,050
	2/20/2019(2)					8,348	$410,304
	2/19/2020(2)					12,456	$612,212
Terence McCafferty	11/6/2018(2)	—	—	—	—	3,002	$147,548
	2/20/2019(2)	—	—	—	—	3,486	$171,337
	2/19/2020(2)	—	—	—	—	8,610	$423,182
Daniel Heinlein	2/14/2017(3)	6,266	—	$42.17	2/14/2024	—	—
	2/21/2018(2)	—	—	—	—	1,373	$67,483
	2/20/2019(2)	—	—	—	—	5,071	$249,240
	2/19/2020(2)	—	—	—	—	7,577	$372,410

(1)
Market value is calculated as the number of common shares indicated multiplied by $49.15, which was the closing price of the Company’s common shares on December 31, 2020 as reported by the NASDAQ Stock Market.

(2)
Vesting occurs in three equal annual installments beginning on the first anniversary of the grant date.

(3)
Vesting occurred in three equal annual installments beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested
The following table presents certain information concerning the exercise of stock options and the vesting of stock awards held by our named executive officers during 2020.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Frank N. D’Orazio	—	—	—	—
J. Adam Abram	—	—	12,565	$568,449
Robert P. Myron	—	—	35,821	$1,500,729
Sarah C. Doran	—	—	14,611	$644,824
Richard Schmitzer	98,099	$2,777,183	12,391	$550,001
Terence McCafferty	—	—	4,745	$216,377
Daniel Heinlein	—	—	4,318	$191,278

(1)
The value realized equals the difference between the closing sales price of our common shares on the exercise date as reported by the NASDAQ Stock Market, and the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the closing sales price of our common shares on the vesting date as reported on the NASDAQ Stock Market, multiplied by the number of shares as to which the RSUs vested.

Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during 2020.
Chief Executive Officer Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the total 2020 compensation of our Chief Executive Officer to the total compensation for 2020 of our median employee. In 2020, Mr. Abram served as our Chief Executive Officer until November 1, 2020, when Mr. D’Orazio became our Chief Executive Officer effective November 2, 2020. In accordance with Instruction 10 to Item 402(u) of Regulation S-K, we are basing our calculation on Mr. D’Orazio’s compensation, as he was serving as Chief Executive Officer on December 31, 2020, the date that we had determined our median employee (as discussed below). In making such calculation, we have estimated Mr. D’Orazio’s compensation for his service as Chief Executive Officer from November 2, 2020 through December 31, 2020 on an annualized basis. We calculated Mr. D’Orazio’s compensation for this purpose by (i) utilizing his full $850,000 annual salary, notwithstanding that he only served as Chief Executive Officer for two months of the year, plus (ii) utilizing the grant date fair value of his equity award of $3 million, which was granted on the date that he commenced employment as our Chief Executive Officer pursuant to Mr. D’Orazio’s employment agreement, plus (iii) the $200,000 bonus that we agreed to pay him pursuant to his employment agreement, plus (iv) $675, representing the annualized amount of “All Other Compensation” for Mr. D’Orazio set forth in the Summary Compensation Table. We refer to the amount of compensation determined in such manner as the “Total Adjusted CEO Compensation”.
For 2020, we used the same median employee that was identified in 2018, as there were no changes to employee compensation arrangements or material changes to our employee population that we believe would significantly impact our pay ratio disclosure. We determined our median employee in 2018 for purposes of the disclosure in our 2019 proxy statement by generating a report from our payroll system reflecting regular and overtime salary (where applicable) paid to our employees for the calendar year 2018 for every full-time, part-time and short-term employee employed by us at December 31, 2018 (excluding our Chief Executive Officer on that date). We annualized this pay for employees who had worked for us for less than a full year. We calculated the median employee’s total compensation for 2020 as salary, bonus, the fair market value of equity awards and all other compensation, in each case, to the extent received by such employee, which is the same manner utilized to determine the amount of compensation for executive officers as set forth in the “Total Compensation” column in our 2020 Summary Compensation Table included in this proxy statement.
Mr. D’Orazio’s Total Adjusted CEO Compensation was $4,050,675, and our median employee’s total annual compensation was $80,792. The ratio of the Total Adjusted CEO Compensation of Mr. D’Orazio to the total annual compensation for our median employee in 2020 is 50 to 1. We believe that the 2020 ratio is larger than the pay ratio in future years will be when we are not providing a significant equity award to recruit a new Chief Executive Officer.
Potential Payments upon Termination or Change of Control
Employment Agreements
We are a party to an employment agreement with each of our named executive officers, with the exception of Mr. Abram and Mr. Myron, each of whose employment agreement was terminated in connection with his retirement. The employment agreements provide for certain payments and benefits to be provided to our named executive officers if their employment is terminated by us without Cause (as defined in each employment agreement) or by the named executive officer for Good Reason (as defined in each employment agreement), or if we give notice that we do not intend to renew the term of the named executive officer’s employment when the term ends (a “Non-Renewal Termination”). The benefits are (i) continuation of salary or like payments (“Separation Payments”) for a specified period, paid in accordance with our normal payroll practices, (ii) post-employment coverage under our health, dental and vision plans, to the extent that such coverage is available under the plans, with the Company continuing to pay the same amount for such coverage as was paid when the executive officer was employed (with the executive officer paying the remaining cost of the coverage) for a 12 month period (except in the case of (A) Mr. D’Orazio, who will receive such benefit for 18 months, and (B) Mr. McCafferty, who will receive such benefit for 18 months following a termination by the Company of Mr. McCafferty’s employment without Cause, or termination by him for Good Reason); provided that, in the event post-employment health care coverage is not available under the Company’s health insurance plan, then the Company will pay the executive officer the premium cost for such insurance that the Company would have paid if the executive officer had been permitted to continue coverage thereafter, (iii) any unpaid discretionary cash bonus awarded for the year prior to the year in which the named executive’s termination of employment occurs, which shall be paid in a lump sum on the normal bonus payment date, and (iv) in the case of Mr. D’Orazio only, payment of a pro-rated portion of Mr. D’Orazio’s target bonus for the year in which he is terminated, which pro-rated amount would be determined based upon the period of the year he served as Chief Executive Officer prior to the termination date. The compensation provided for in the foregoing sentence is referred to as the “Separation Benefits”. The Separation Benefits are in addition to our obligation to pay each named executive officer accrued but not yet paid base salary and any accrued but unused vacation, as well as accrued and not yet paid Tax Equalization Payments, in each case through the date of termination of such executive officer’s employment.
Additionally, Ms. Doran and Mr. Heinlein are entitled to reimbursement for relocation expenses from North Carolina, in the case of Ms. Doran, and Bermuda, in the case of Mr. Heinlein, under the circumstances specified in the applicable named executive officer’s chart set forth below under “Quantification of Termination Benefits”.
Separation Payments
The table below sets forth for each named executive officer serving in such capacity at December 31, 2020 the manner to calculate the Separation Payment pursuant to his or her employment agreement (former employment agreement in the case of Mr. Myron), and the period after termination that the named executive officer will be eligible to receive a Separation Payment. Unless otherwise specified, the period for payment is the same for an executive officer irrespective of the basis for termination and whether or not it occurred in the 12-month period following a Change in Control (as defined in the employment agreements where relevant to an employee’s separation arrangements).

Name	Manner to Calculate Separation Payment and Period for Payment
Frank N. D’Orazio	Amount per month equal to base salary in effect on the date of termination divided by 12, payable for 18 months.
Robert P. Myron	Amount per month equal to base salary in effect on the date of termination divided by 12, payable for 36 months.
Sarah C. Doran
Amount per month equal to base salary in effect on the date of termination divided by 12, for:
1.
24 months in the event of termination by the Company without Cause, by Ms. Doran for Good Reason or as a result of a Non-Renewal Termination before a Change in Control or more than 12 months thereafter; or

2.
30 months in the event of termination by the Company without Cause, by Ms. Doran for Good Reason or as a result of a Non-Renewal Termination, in each case within 12 months after a Change in Control.

Richard Schmitzer
Amount per month equal to base salary in effect on the date of termination divided by 12, for:
1.
18 months in the event of termination by the Company without Cause, or by Mr. Schmitzer for Good Reason before a Change in Control or more than 12 months thereafter;

2.
36 months in the event of termination by the Company without Cause or by Mr. Schmitzer for Good Reason within 12 months after a Change in Control;

3.
12 months in the event of a Non-Renewal Termination before a Change in Control or more than 12 months thereafter; or

4.
24 months in the event of a Non-Renewal Termination within 12 months after a Change in Control.

Terence McCafferty
Amount per month equal to base salary in effect on date of termination divided by 12, for:
1.
18 months in the event of termination by the Company without Cause or by Mr. McCafferty for Good Reason before a Change in Control or more than 12 months thereafter;

2.
30 months in the event of termination by the Company without Cause or by Mr. McCafferty for Good Reason within 12 months after a Change in Control; or

3.
12 months in the event of a Non-Renewal Termination.

Daniel Heinlein
Amount per month equal to base salary in effect on date of termination divided by 12, for:
1.
18 months in the event of termination by the Company without Cause or by Mr. Heinlein for Good Reason before a Change in Control or more than 12 months thereafter;

2.
24 months in the event of termination by the Company without Cause or by Mr. Heinlein for Good Reason within 12 months after a Change in Control; or

3.
12 months in the event of a Non-Renewal Termination.

Conditions to Payment of Separation Benefits
In order to receive the Separation Benefits, the named executive officer must execute a general release in our favor, comply with non-compete and customer and employee non-solicitation restrictive covenants and non-disclosure obligations (the “Restrictive Covenants”) for the period specified in the named executive officer’s employment agreement and identified under their name below under “Quantification of Termination Payments”. In the event that the named executive officer violates the Restrictive Covenants during the specified period, the Company may terminate the Separation Benefits that it is providing to the named executive officer, and such officer would be obligated to repay the Company for payments previously received.
Equity Awards
Pursuant to the terms of awards of RSUs and share options under the 2014 LTIP, if the employment of a named executive officer is terminated without Cause, or such named executive officer terminates his or her employment for Good Reason (in each case as defined in the named executive officer’s employment agreement), following a Change in Control (as defined in the 2014 LTIP), then all of such named executive officer’s unvested outstanding RSUs and share options shall accelerate and become vested. In any other circumstance that a named executive officer is terminated, his or her unvested options and RSUs will be forfeited on the date that such officer’s employment with the Company terminates.
If a named executive officer is terminated for Cause, then such officer’s vested options will be forfeited on the date of termination. If a named executive officer’s employment is terminated other than for Cause or as a result of death or disability, then such officer’s vested options shall remain exercisable for the shorter of 90 days from the date of termination and the option’s expiration date. If a named executive officer’s employment is terminated due to death or disability, then such officer’s vested options shall remain exercisable for the shorter of 12 months from the date of termination and the option’s expiration date.
Retention Program
Pursuant to the Retention Program, Mr. Schmitzer may be entitled to receive payments upon death, retirement or a Change in Control (as defined under the Retention Program), in addition to any Separation Benefits he may be entitled to under his employment agreement.
Under the Retention Program, if a participant retires or dies while an employee of the Company after attaining age 65 and performing 10 years of continuous service (a “Qualified Separation”), then the value of the participant’s account shall be paid to him or his beneficiary in three equal annual installments commencing in the plan year in which the Qualified Separation occurs; provided that in the case of a Qualified Separation due to retirement, the participant has entered into a non-competition and non-solicitation agreement with the Company. Mr. Schmitzer has satisfied these requirements, and accordingly, is eligible to receive these benefits upon his retirement or death while an employee of the Company.
If a Change in Control (as defined in the Retention Program) occurs, then each participant employed by the Company as of the date of the Change in Control shall be entitled to payment of their account in three equal annual installments commencing in the plan year during which the Change of Control occurs. A participant must remain employed by the Company on the date actual payment is to be made to be eligible to receive any such payment, unless the participant experiences a Qualified Separation or is terminated by the Company without Cause (as defined in the Retention Program).
Quantification of Termination Benefits
The following tables quantify the estimated benefits that each of the named executive officers would have received had they been terminated in the manner described below on December 31, 2020, and, with respect to those benefits contingent upon the occurrence of a Change in Control, assuming the Change in Control occurred on such date. The value for RSUs is determined in accordance with SEC rules as the number of shares subject to RSUs that received accelerated vesting, multiplied by $49.15, which was the closing price of our common shares on December 31, 2020, as reported by the NASDAQ Stock Market. The value for RSUs also includes the aggregate amount of dividends that had accrued on unvested RSUs, which amount is paid upon vesting of the awards.

Frank N. D’Orazio.   The following table describes the potential estimated payments that Mr. D’Orazio would have been entitled to receive had he been terminated on December 31, 2020, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. D’Orazio’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Mr. D’Orazio would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment, in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause; for Good Reason or Non- Renewal Termination (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)
Separation Payment	$1,275,000	$1,275,000	$1,275,000
Insurance	$29,982	$29,982	$29,982
Discretionary Bonus	$200,000	$200,000	$200,000
RSUs (amount includes accrued dividends payable upon vesting)	—	$3,098,982	—
Robert P. Myron.   The following table describes the potential estimated payments that Mr. Myron would have been entitled to had he been terminated on December 31, 2020, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated. Mr. Myron would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination by the Company without Cause, by him for Good Reason or in the event of a Non-Renewal Termination of his employment in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs in connection with a Change in Control is not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause; for Good Reason or Non- Renewal Termination (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)	For Cause, Death or Disability, or Executive Initiated Non-Renewal Termination
Separation Payment	$2,100,000	$2,100,000	$2,100,000	—
Insurance	$33,137	$33,137	$33,137	—
Discretionary Bonus	—	—	—	—
RSUs (amount includes accrued dividends payable upon vesting)	—	$2,682,579	—	—
Mr. Myron retired on July 31, 2021. In connection with his retirement, we entered into a Separation and Release Agreement (the “Myron Separation Agreement”) with him, which among other things, provided for a mutual waiver of liability by the Company and Mr. Myron with indemnification for any claims arising out of his service to the Company as an executive officer under applicable law, our Bye-laws and the indemnification agreement to which Mr. Myron is a party. The Myron Separation Agreement also provided for Mr. Myron to provide consulting services to us for the period August 1, 2021 through December 31, 2021 for a monthly payment of $29,167. Mr. Myron’s outstanding RSU awards terminated in accordance with their terms on the date of his retirement.

Sarah C. Doran.   The following table describes the potential estimated payments that Ms. Doran would have been entitled to had she been terminated on December 31, 2020, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Ms. Doran’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Ms. Doran would have been required under her employment agreement to comply with the Restrictive Covenants for a period of 12 months from the date of termination of her employment by the Company without Cause, by her for Good Reason or in the event of a Non-Renewal Termination in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The relocation expenses and the acceleration of vesting for the RSUs in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause; for Good Reason or Non-Renewal Termination (without Change in Control)	Without Cause; or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)
Separation Payment	$1,000,000	$1,250,000	$1,250,000
Insurance	$19,988	$19,988	$19,988
Discretionary Bonus	—	—	—
Relocation Expenses from North Carolina	$100,000	$100,000	$100,000
RSUs (amount includes accrued dividends payable upon vesting)	—	$1,502,038	—
Richard Schmitzer.   The following table describes the potential estimated payments that Mr. Schmitzer would have been entitled to had he been terminated on December 31, 2020, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. Schmitzer’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Pursuant to the terms of his employment agreement, Mr. Schmitzer would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment if his employment was terminated by the Company without Cause or by him for Good Reason, and for 12 months in the event of a Non-Renewal Termination, in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs in connection with a Change in Control is not subject to compliance with the Restrictive Covenants. Additionally, with respect to benefits payable under the Retention Program, the amount set forth below assumes that the Company has not reduced, modified or terminated any amounts credited to Mr. Schmitzer’s account, which it is permitted to do in its sole discretion under the Retention Program, and that in a case of payment for a Change in Control without an accompanying termination of employment, Mr. Schmitzer either remains employed by the Company until the date that all payments are made, or is terminated without cause prior to such date.
Executive Benefits and Payments Upon Termination	Without Cause or for Good Reason (without Change in Control)	Non-Renewal Termination (without Change in Control)	Without Cause (with Change in Control)	For Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)	Change in Control (without Accompanying Termination)	Retirement or Death
Separation Payment	$963,750	$642,500	$1,927,500	$1,927,500	$1,285,000	—	—
Insurance	$13,284	$13,284	$13,284	$13,284	$13,284	—	—
Discretionary Bonus	—	—	—	—	—	—	—
RSUs (amount includes accrued dividends payable upon vesting)	—	—	$1,284,007	$1,284,007	—	—	—
Retention Program	—	—	$227,500	—	—	$227,500	$227,500

Terence McCafferty.   The following table describes the potential estimated payments that Mr. McCafferty would have been entitled to had he been terminated on December 31, 2020, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. McCafferty’s employment was actually terminated under the circumstances set forth or our common shares were trading at a different price, where relevant. Pursuant to the terms of his employment agreement, Mr. McCafferty would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment if his employment was terminated by the Company without Cause or by him for Good Reason, and for 12 months in the event of a Non-Renewal Termination, in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs in connection with a Change in Control is not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause or for Good Reason (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with or without Change in Control)
Separation Payment	$579,375	$965,625	$386,250
Insurance	$24,778	$24,778	$16,518
Discretionary Bonus	—	—	—
RSUs (amount includes accrued dividends payable upon vesting)	—	$768,871	—
Daniel Heinlein.   The following table describes the potential estimated payments that Mr. Heinlein would have been entitled to had he been terminated on December 31, 2020, calculated in the manner described under the paragraph “Quantification of Termination Payments”. The amounts are estimated, and actual amounts may vary if Mr. Heinlein’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Pursuant to the terms of his employment agreement, Mr. Heinlein would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 12 months from the date of termination of his employment if his employment was terminated by the Company without Cause or by him for Good Reason or in the event of a Non-Renewal Termination in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The payment for the relocation expenses and the acceleration of vesting for the RSUs in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause or for Good Reason (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with or without Change in Control)	Death or Disability, or Executive Initiated Non-Renewal Termination
Separation Payment	$509,850	$679,800	$339,900	—
Insurance	$19,097	$19,097	$19,097	—
Discretionary Bonus	$85,000	$85,000	$85,000	—
Relocation Expenses from Bermuda	$25,000	$25,000	$25,000	$25,000(1)
RSUs (amount includes accrued dividends payable upon vesting)	—	$715,338	—	—

(1)
In the event of Mr. Heinlein’s death, his family will be entitled to this benefit.

Compensation Paid to Mr. Abram in Connection with his Retirement and Continuing Board Service
In connection with Mr. Abram’s retirement, we entered into a Separation and Release Agreement (the “Abram Separation Agreement”) with him, which among other things, provided for a mutual waiver of liability by the Company and Mr. Abram, subject to certain limited exceptions, including continuing obligations of the Company to provide Mr. Abram with indemnification for any claims arising out of his service to the Company as a director and executive officer under applicable law, our Bye-laws and the indemnification agreement to which Mr. Abram is a party. The Abram Separation Agreement also provided for Mr. Abram to provide the Transition Services for the period from his resignation through our 2021 annual general meeting of shareholders for a lump sum payment of $500,000 (the “Transition Services Payment”).
As noted above, the Committee determined to grant Mr. Abram, immediately prior to his retirement, a discretionary bonus in the amount of $708,333, representing a pro-rata portion of his target bonus based upon the portion of the year he served as our Chief Executive Officer, which bonus was approved by the Board. The pro-rated bonus, along with the Transition Services Payment, were paid in a lump sum within ten days of the date that the Separation Agreement became effective.
Mr. Abram’s outstanding RSU awards terminated in accordance with their terms on the date of his retirement.
Mr. Abram has continued to serve as the Non-Executive Chairman of the Board since his retirement. In connection with this service, the Compensation Committee recommended that the Board approve, and the Board approved, monthly compensation in the amount of $18,750.
Compensation Risk Assessment
We do not believe that our compensation policies and practices encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. We do not have any programs where a participant may directly affect variability or timing of payout. Rather, our compensation programs include a combination of fixed base salaries, discretionary cash bonuses and long-term incentive awards generally with fixed times for payment. We believe these practices are unlikely to create incentives for employees or executives to take excessive or unnecessary risks. In particular, because the cash bonuses are discretionary, and not formulaic, we believe that the risk of employees taking actions that are detrimental to the Company or that create excessive risk are reduced as compared to the existence of bonuses contingent upon achievement of formulaic measures, where an employee may have an incentive to take actions to achieve a specified bonus level. Our senior management will continue to monitor the effect of our compensation policies and practices on our employees and will make reports to our Compensation Committee if any concerns should arise.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2020.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders:
2014 Non-Employee Director Incentive Plan, as amended	8,036(2)	—	101,746
2014 Long-Term Incentive Plan, as amended	855,144(3)	$32.25	1,357,375(4)
Amended and Restated James River Group Holdings Equity Incentive Plan(5)	—	—	—
Equity compensation plans not approved by shareholders	—	—	—
Total	863,180	$32.25	1,459,121

(1)
RSUs are not taken into account in the computation of the weighted-average exercise price since they do not have an exercise price.

(2)
Consists solely of RSUs

(3)
Includes 391,820 RSUs.

(4)
Pursuant to the terms of the 2014 LTIP, 500,000 of the shares remaining available for issuance under this plan may only be awarded in the form of share appreciation rights or options.

(5)
In connection with our IPO, the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan was amended to provide that no further equity-based grants would be made under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Person Transactions
We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us if the amount involved exceeds $120,000 (a “Related Party Transaction”) without the consent of our Audit Committee. Any request for us to enter into a Related Party Transaction is required to be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such transaction before we enter into it. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover Related Party Transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Related Party Transactions
Investments with an Affiliate of the D. E. Shaw Affiliates
Our former director, Bryan Martin is a Managing Director of D. E. Shaw & Co., L.P., the investment advisor of, and an affiliate of, the D. E. Shaw Affiliates. We have made several investments in and loans to investment vehicles and entities affiliated with the D. E. Shaw Affiliates, which are set forth below. Such investment vehicles and other entities may pay management fees, performance fees or both to D. E. Shaw & Co., L.P. Mr. Martin is an investor and also has an economic interest in the performance of several of the below entities.
1.
In 2012, we made an investment of $10.0 million in DESRI II, L.L.C., a Delaware limited liability company engaging in solar energy projects.

2.
In 2013, we made an investment of $4.8 million in DESRI IV, L.L.C, a Delaware limited liability company which was formed to acquire a company that owns and operates a wind energy project.

3.
In 2013, we made an initial investment of $5.2 million in DESRI V, L.L.C., a Delaware limited liability company (“DESRI V”) engaging in solar energy projects. In 2014, we invested an additional $2.8 million in DESRI V.

4.
In 2014, we made an investment of $2.0 million in DESRI VI, L.L.C., a Delaware limited liability company engaging in alternative solar energy projects.

5.
In 2017 and 2018, we made an aggregate of $8.8 million in loans to Headwater Renewables L.L.C., a Delaware limited liability company. The loan was repaid in 2020.

6.
In 2018, we made a $521,000 investment in DESRI VII, LLC, a Delaware limited liability company engaging in alternative solar energy projects.

7.
In 2021, we made an aggregate of $9.0 million in loans to DESRI Headwater Renewables Holdings, L.L.C., a Delaware limited liability company.

We may consider making additional investments with affiliates of the D. E. Shaw Affiliates from time to time.
Consulting Services
We also agreed to compensate Mr. Abram $500,000 for assistance in transitioning the Chief Executive Officer role to Mr. D’Orazio for the period of November 1, 2020 through the Annual Meeting, and to pay Mr. Myron $29,167 per month to providing consulting services for the period of August 1, 2021 through December 31, 2021. For additional information regarding these transactions, please see the Executive Compensation discussion in this proxy statement.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The below table sets forth information as of September 8, 2021 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors and nominees for election as a director, (3) each of our executive officers named in the Summary Compensation Table appearing in this proxy statement and (4) all of our directors, nominees and executive officers as a group.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares (i) that a person would receive upon exercise of options held by that person that are immediately exercisable or exercisable within 60 days of September 8, 2021, and (ii) that a person would receive upon vesting of RSUs within 60 days of September 8, 2021. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options and RSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities.
As of September 8, 2021, there were a total of 37,276,361 common shares issued and outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
5% or more Shareholders:
BlackRock, Inc.	4,498,768(1)	12.1%
Wellington Management Group LLP	2,781,129(2)	7.5%
The Vanguard Group	1,938,443(3)	5.2%
Directors, Nominees and Executive Officers:(4)
J. Adam Abram	459,743(5)	1.2%
Frank N. D’Orazio	20,890(6)	*
Janet Cowell	5,792	*
Christopher L. Harris	3,331(7)	*
Jerry R. Masters	23,158	*
Michael T. Oakes	16,008	*
Patricia H. Roberts	6,348	*
Sundar Srinivasan	2,336	*
Ollie L. Sherman, Jr.	5,002	*
Thomas L. Brown	—	*
Robert P. Myron	219,662	*
Sarah C. Doran	21,173(8)	*
Richard Schmitzer	218,348(9)	*
Terence McCafferty	11,506(10)	*
Daniel Heinlein	19,456(11)	*
All directors, nominees and executive officers as a group (15 persons)	1,032,753(12)	2.8%

*
Represents beneficial ownership of less than 1%.

(1)
Information is based on Amendment No. 4 to Schedule 13G filed with the SEC on January 26, 2021 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 4,466,366 common shares and sole dispositive power over 4,498,768 common shares. The common shares are reported as beneficially owned by BlackRock and certain of its subsidiaries. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(2)
Information is based on Amendment No. 3 to Schedule 13G filed with the SEC on February 3, 2021 by Wellington Management Group LLP (“Wellington Management Group”), Wellington Group Holdings LLP (“Wellington Group Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors Holdings”) and Wellington Management Company LLP (“Wellington Management Company”, and collectively with Wellington Management Group, Wellington Group Holdings and Wellington Advisors Holdings, “Wellington”). Wellington reported shared voting power and shared dispositive power by Wellington Management Group, Wellington Group Holdings and Wellington Advisors Holdings over 2,490,081 common shares and 2,781,129 common shares, respectively, and shared voting power and dispositive power by Wellington Management Company of 2,465,121 common shares and 2,662,477 common shares, respectively. Wellington reported that (i) the securities as to which the Amendment No. 3 to Schedule 13G was filed by Wellington Management Group, as parent holding company of certain holding companies and certain affiliated investment advisors (the “Wellington Investment Advisers”), are owned of record by clients of the Wellington Investment Advisers, (ii) Wellington Advisors Holdings controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers, (iii) Wellington Advisors Holdings is owned by Wellington Group Holdings, and (iv) Wellington Group Holdings is owned by Wellington Management Group. The address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(3)
Information is based on Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”). Vanguard reported shared voting power over 64,323 common shares, sole dispositive power over 1,850,547 common shares and shared dispositive power over 87,896 common shares. The common shares are reported as beneficially owned by Vanguard and certain of its subsidiaries. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA, 19355.

(4)
The address of each director, nominee and executive officer listed is c/o James River Group Holdings, Ltd., P. O. Box 1502, Hamilton HM FX, Bermuda.

(5)
The reported amount includes 800 common shares owned by the Ruth M. Maguire Trust, of which Mr. Abram is a co-trustee and a beneficiary.

(6)
The reported amount includes 20,890 common shares issuable upon the vesting of RSUs on November 2, 2021.

(7)
The reported amount includes 995 common shares issuable upon the vesting of RSUs on October 26, 2021.

(8)
The reported amount includes 4,140 common shares issuable upon the vesting of RSUs on October 28, 2021.

(9)
The reported amount includes 43,427 common shares issuable upon the exercise of vested options.

(10)
The reported amount includes 3,002 common shares issuable upon the vesting of RSUs on November 6, 2021.

(11)
The reported amount includes 6,266 common shares issuable upon the exercise of vested options.

(12)
The reported amount includes 29,027 common shares issuable upon the vesting of RSUs within 60 days of September 8, 2021 and 49,693 common shares issuable upon the exercise of vested options. The reported amount also includes the common shares owned by Mr. Myron, who retired as our President and Chief Operating Officer on July 31, 2021.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will elect two individuals to serve as Class I directors and hold office until our 2024 annual general meeting of shareholders.
The nominees were recommended and approved for nomination by each member of the Nominating and Corporate Governance Committee of our Board of Directors. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the two nominees recommended for election by our Board of Directors unless you mark the proxy in such a manner as to withhold your vote.
If, for any reason, either nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of directors or fill the vacancy at a later time. Our Board of Directors, however, has no reason to believe that either of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
Each of Patricia H. Roberts and Thomas L. Brown has been nominated to stand for election at the Annual Meeting to hold office as a Class I director until the 2024 annual general meeting of shareholders or until his or her successor is duly elected and qualified.
Required Vote and Recommendation
Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the two nominees who receive the largest number of “FOR” votes cast will be elected as directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
TO APPROVE THE RE-APPOINTMENT OF ERNST & YOUNG LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION
Upon the recommendation of our Audit Committee, our Board of Directors proposes that our shareholders approve the re-appointment of Ernst &Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2022 annual general meeting of shareholders. A representative of Ernst & Young LLP is expected to be available during the Annual Meeting with the opportunity to make any statement he or she may desire, and to respond to appropriate questions from shareholders.
Our Audit Committee engages in an annual evaluation of Ernst &Young LLP’s insurance industry qualifications and expertise, assesses the quality of its service, its sufficiency of resources, the quality, timeliness and practicality of communication and interaction with it, the adequacy of information provided on accounting issues, auditing issues and regulatory developments affecting the property and casualty insurance industry, its ability to meet deadlines and respond quickly, its timeliness and accuracy of all services presented to the Audit Committee for pre-approval and review, management’s feedback, the lead partner’s performance, the comprehensiveness of evaluations of our internal control structure, and its independence, candor, objectivity and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.
Required Vote and Recommendation
The approval of the re-appointment of Ernst & Young LLP as our independent auditor requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to approve the re-appointment of Ernst & Young LLP as our independent auditor, our Audit Committee will reconsider such re-appointment. Even if our shareholders do vote to approve the re-appointment of Ernst & Young LLP, our Audit Committee retains the discretion to reconsider its re-appointment as our independent auditor if the Audit Committee believes it necessary to do so in the best interest of the Company and our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the years ended December 31, 2020 and 2019 are as follows:
	2020	2019
Audit Fees	$2,024,461	$2,254,654
Audit-Related Fees	—	—
Tax Fees	$239,500	$244,714
All Other Fees	$3,405	$3,985
Total Fees	$2,267,366	$2,503,353
The items set forth in the above table generally consisted of the following items:
Audit Fees.   Audit fees consisted of fees incurred in connection with the Company’s annual financial statement audits and statutory audits, review of quarterly financial statements, and post-report review procedures in 2020 and 2019.

Audit-related fees.   Audit-related fees principally would include due diligence in connection with acquisitions, accounting consultations, and audits in connection with proposed or consummated acquisitions.
Tax Fees.   Tax fees in 2020 and 2019 primarily consisted of tax compliance services and tax advisory services related to foreign tax filings and transfer pricing.
All Other Fees.   All other fees in 2020 and 2019 were for permitted accounting research software licensing fees.
The Audit Committee has concluded that the provision of the aforementioned services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Pre-Approval of Services
The Audit Committee has a policy requiring it to pre-approve all audit and non-audit services performed by the Company’s independent auditor. The Committee may delegate pre-approval authority to the chairman of the Audit Committee or his designee. When pre-approving all services by the independent auditor, the Committee will consider whether the provision of such services is consistent with maintaining the independent auditor’s independence.
During our 2020 and 2019 fiscal years, all audit, audit-related, tax fees and other fees for services performed by Ernst & Young LLP were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2020 with the management of the Company and the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with Ernst & Young LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2020 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the reports issued by the independent registered public accounting firm.
Audit Committee
Jerry R. Masters, Chairman
Janet Cowell
Christopher L. Harris
Ollie L. Sherman, Jr.

PROPOSAL NO. 3
TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE 2020 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.
As described in detail above under the heading “Executive Compensation-Compensation Discussion and Analysis,” our executive compensation programs are designed to achieve three principal objectives: (i) to attract, motivate and retain talented executives, (ii) to create an alignment of interests between our executives and shareholders through the grant of one or more equity awards, and (iii) to reward performance that supports our principles of building long-term shareholder value overall, and to recognize individual performance the Compensation Committee believes contributes to the success of our company. Please read the “Compensation Discussion and Analysis” and the “Summary Compensation Table” and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2020.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
While the advisory vote on executive compensation is non-binding, we expect that our Compensation Committee and Board will consider the voting results for this proposal in evaluating our executive compensation programs.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS, OF THE 2020 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, members of our Board of Directors, persons who own more than 10% of our common shares, or any other person subject to Section 16 of the Exchange Act with respect to our common shares (collectively, “Company Section 16 Persons”), to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on review of the copies of reports filed on EDGAR and written representations that no other reports were required, all filing requirements under Section 16(a) of the Exchange Act applicable to the Company Section 16 Persons were complied with during the year ended December 31, 2020. However, one Form 4 filed in March 2019 for Michael E. Crow, our Chief Accounting Officer, inadvertently omitted shares sold in the open market following the exercise of a stock option.
Other Business at the Annual Meeting
The Board of Directors does not intend to present any other matter for action at the Annual Meeting. The Board has not been informed that any other person intends to present any other item for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
Our financial statements for the year ended December 31, 2020 and the independent auditors’ report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.
Shareholder Proposals and Director Nominations for the 2022 Annual General Meeting of Shareholders
Any shareholder of the Company desiring to include a proposal pursuant to Rule 14a-8 under the Exchange Act in our 2022 proxy statement for action at the 2022 annual general meeting of shareholders must deliver the proposal no later than May 24, 2022, unless the date of the 2022 annual meeting of shareholders is more than 30 days before or after October 26, 2022 (the one year anniversary of the Annual Meeting), which we anticipate to be the case, as noted below, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. This year, our Annual Meeting, which is usually held at the end of April each year, will be held on October 26, 2021. However, we intend to hold our annual general meeting in the second or third quarter in 2022. When the date of the 2022 annual general meeting of shareholders is determined, we will announce the deadlines for such proposals in a filing with the SEC.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in the proxy statement.
The Company’s bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of shareholders. The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting of shareholders must deliver to the Company’s secretary a written notice of the shareholder’s intention to do so, which notice must include the information required by our bye-laws. To be timely, the shareholder’s notice must be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to October 26, 2022 (the first anniversary of the preceding year’s annual general meeting of shareholders); provided that if the date of the annual general meeting of shareholders is advanced more than 25 days prior to such anniversary date or delayed more than 25 days after such anniversary date then to be timely such notice must be received by the Secretary no earlier than 120 days prior to such annual general meeting of shareholders and no later than the later of 70 days prior to the date of the general meeting or the close of business on the 10th day following the earlier of the date on which notice of the general meeting was posted to shareholders or the date on which public announcement of the date of the general meeting was first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual general meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

As noted above, we anticipate that the 2022 annual general meeting of shareholders will be advanced more than 25 days prior to October 26, 2022 (the one year anniversary of the Annual Meeting). When the date of the 2022 annual general meeting of shareholders is determined, we will announce the deadlines for such proposals in a filing with the SEC.
Shareholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials and annual reports unless an affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
If you are a beneficial owner of our common shares and you share an address with other beneficial owners, then your brokerage firm, bank, or other nominee may have delivered a single copy of this proxy statement and of our Annual Report for all beneficial owners sharing your address. To make a written or oral request for an individual copy of this proxy statement and of such Annual Report, please contact us at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda, or call us at (441) 278-4580. We will promptly deliver them to you.
FREQUENTLY ASKED QUESTIONS
Where and when will the meeting take place?
The Annual Meeting will be held at 8:00 a.m. local time on Tuesday, October 26, 2021, at the Hamilton Princess & Beach Club located at 76 Pitts Bay Road, Pembroke HM 08 Bermuda.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors of matters to be voted on at the Annual Meeting and any adjournments or postponements thereof.
At the Annual Meeting, you will be asked to vote on the following matters:
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the election of two Class I directors to hold office until the 2024 annual general meeting of shareholders;

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the re-appointment of Ernst & Young LLP, an independent accounting firm, as the Company’s independent auditor to serve until the 2022 annual general meeting of shareholders and the authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

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a non-binding, advisory vote to approve the 2020 compensation of our named executive officers; and

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any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What are the Board of Directors’ recommendations?
Our Board of Directors recommends a vote:
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FOR the election of each of Patricia H. Roberts and Thomas L. Brown to hold office as a Class I director until the 2024 annual general meeting of shareholders;

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FOR re-appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the 2022 annual general meeting of shareholders and the authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration; and

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FOR the approval, on a non-binding, advisory basis, of the 2020 compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?
Our Board of Directors has set September 8, 2021 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on September 8, 2021 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 37,276,361 common shares outstanding and entitled to vote.
How many votes do I have?
You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
The majority of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker, bank or other intermediary and do not give voting instructions to the broker, bank or intermediary, then such party will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers, banks and other intermediaries have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters. A vote not cast by a broker, bank or other intermediary because it has not been voted by the beneficial owner and because the broker, bank or intermediary does not have discretionary authority to vote on the particular matter is referred to as a “broker non-vote.”
Proposal 1, the election of two Class I directors to hold office until the 2024 annual general meeting of shareholders, is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
Proposal 2, the re-appointment of Ernst & Young LLP as our independent auditor to serve until the 2022 annual general meeting of shareholders and the authorization of the Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, is a matter considered routine under applicable rules. As a result, a broker, bank or other intermediary will be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.

Proposal 3, the approval, on a non-binding, advisory basis, of the 2020 compensation of our named executive officers, is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet. You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
You may vote via the telephone.
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If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•
Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.   You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the Annual Meeting.   All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
How many votes must be present to hold the Annual Meeting?
The presence of two or more persons present in person representing, in person or by proxy, more than a majority of the common shares outstanding throughout the meeting is required for the transaction of business at the Annual Meeting. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and “broker non-votes” will be counted as being present for the purpose of determining the presence of a quorum at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What is the vote required to pass each proposal to be presented at the Annual Meeting?
Proposal 1, the election of two Class I directors to hold office until the 2024 annual general meeting of shareholders, will be decided by a plurality of the votes cast on such proposal. You may vote “For” or “Withhold” on this proposal.

Proposal 2, the re-appointment of Ernst & Young LLP as our independent auditor to serve until the 2022 annual general meeting of shareholders and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, will be decided by a simple majority of votes cast on such proposal. With respect to the selection of our auditor, you may vote “For,” “Against” or “Abstain.”
Proposal 3, the approval, on a non-binding, advisory basis, of the 2020 compensation of our named executive officers, will be decided by a simple majority of votes cast on such proposal. With respect to approval of this proposal, you may vote “For,” “Against” or “Abstain.”
Abstentions and broker non-votes will have no effect on any of the proposals.
What does it mean if I receive more than one set of proxy materials?
Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
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submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

•
attending the Annual Meeting and voting in person.

Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
How can I attend the Annual Meeting?
The Annual Meeting is open to all shareholders holding common shares as of the record date.
Attendance at the Annual Meeting is limited to persons who were shareholders as of the record date and admission will be on a first-come, first-serve basis. Registration and seating will begin at 7:30 a.m., local time, on the date of the Annual Meeting. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance.
What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.

You may appoint the proxies recommended by our Board of Directors (Frank N. D’Orazio and Sarah C. Doran; see “What does solicitation of proxies mean?” below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.
If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.
If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our Board of Directors.
What does solicitation of proxies mean?
In a solicitation of proxies, one party (in this case, our Board of Directors) encourages shareholders to appoint one or more particular individuals (in this case Frank N. D’Orazio, our Chief Executive Officer and a member of the Board of Directors, and Sarah C. Doran, our Chief Financial Officer) to vote on their behalf in accordance with their instructions.
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, we have engaged Okapi Partners LLC (“Okapi”) to serve as our proxy solicitor for the Annual Meeting at a fee not to exceed $30,000 and reimbursement of reasonable expenses. Okapi will perform solicitation services to secure votes from our shareholders
Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
What else will happen at the Annual Meeting?
At the Annual Meeting, the only item currently on the agenda other than the election of directors, re-appointment of our independent registered public accounting firm and consideration of the 2020 compensation of our named executive officers, is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2020.
How can I access James River Group Holdings, Ltd.’s proxy materials and annual report electronically?
This proxy statement and our 2020 Annual Report are available at https://materials.proxyvote.com/G5005R.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

JAMES RIVER GROUP HOLDINGS, LTD. C/O BROADRIDGEP.O. BOX 1342 BRENTWOOD, NY 11717Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAMETHE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL #SHARES →123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345 xTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1OF2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.To elect two Class I directors to our Board of Directors to hold office until our 2024 annual general meeting of shareholders.Nominees1a. Patricia H. Roberts1b. Thomas L. Brown 000 The Board of Directors recommends you vote FOR proposals 2 and 3.ForAgainst Abstain 2.To approve the re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2022 Annual General Meeting of Shareholders, and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor's remuneration.3.To approve, on a non-binding, advisory basis, the 2020 compensation of our named executive officers.NOTE: In their discretion, the proxy holders are authorized to vote on any other matters that may properly come before the meeting or any adjournments or postponements thereof. 000000 Please indicate if you plan to attend this meeting YesNo00 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 5 John Sample1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 SHARES CUSIP # Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.comJames River Group Holdings, Ltd.Proxy for Annual General Meeting of Shareholders on October 26, 2021 Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Frank N. D'Orazio and Sarah C. Doran, and each of them, or, in the absence of any or all of them, the Chairman and/or the Secretary of the Annual General Meeting of Shareholders of James River Group Holdings,Ltd. (the “Company”) to be held on October 26, 2021 at the Hamilton Princess & Beach Club located at 76 Pitts Bay Road, Pembroke HM 08 Bermuda at 8:00 a.m., local time (the “Annual General Meeting”), with the power to act alone, as proxies to vote all of the common shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting or at any postponement or adjournment thereof.The common shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the common shares will be voted "for" the nominees and "for" Proposals 2 and 3 and in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and the Company’s proxy statement pertaining thereto.Continued and to be signed on reverse side